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                                                                [EXECUTION COPY]

                             INTERCREDITOR AGREEMENT

     This INTERCREDITOR AGREEMENT (this "Agreement"), is dated as of October 18, 2005 and entered into by and among (i) MORGAN STANLEY SENIOR FUNDING, INC., in its capacity as administrative agent under the First Lien Documents (as defined below), including its successors and assigns from time to time (the "First Lien Agent"), (ii) U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee under the Indenture (as defined below), including its successors and assigns from time to time (the "Trustee"), (iii) U.S. BANK NATIONAL ASSOCIATION, as the initial Collection Agent (as defined below), (iv) DULOXETINE ROYALTY SUB, an exempted company incorporated with limited liability under the laws of the Cayman Islands ("Royalty Sub") and (v) DULOXETINE HOLDCO ROYALTY SUB, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Pledgor"). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

                                    RECITALS

     WHEREAS, Royalty Sub, the Pledgor, the lenders party thereto and the First Lien Agent have heretofore entered into a Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified or Refinanced from time to time, the "First Lien Credit Agreement");

     WHEREAS, Royalty Sub and the Trustee have entered into an Indenture, dated as of the date hereof (as amended, restated, supplemented, modified or Refinanced from time to time, the "Indenture"), pursuant to which Royalty Sub intends to issue on the Closing Date its Duloxetine PhaRMA(SM) Second Lien 13% Notes due 2013 (the "Second Lien Notes") and following the Closing Date may issue (following the Discharge of First Lien Obligations) its Class B Notes or (pursuant to a Refinancing or following the Discharge of First Lien Obligations) Refinancing Notes;

     WHEREAS, the obligations of Royalty Sub under the First Lien Documents will be secured by substantially all the assets of Royalty Sub and a pledge of substantiality all of the Capital Securities of Royalty Sub held by the Pledgor, pursuant to the terms of the First Lien Collateral Documents;

     WHEREAS, the obligations of Royalty Sub under the Second Lien Documents will be secured by substantially all the assets of Royalty Sub and a pledge of substantially all of the Capital Securities of Royalty Sub held by the Pledgor, pursuant to the terms of the Second Lien Collateral Documents;

     WHEREAS, the priority of payments of the First Lien Obligations and the Second Lien Obligations are set forth in this Agreement;

     WHEREAS, the Liens securing the Second Lien Obligations will be subordinated and second in priority to the Liens securing the First Lien Obligations; and
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     WHEREAS, the First Lien Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the priority of payments thereunder and the Liens on the Collateral.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             SECTION 1. DEFINITIONS.

     SECTION 1.1. Defined Terms. Capitalized terms used herein shall have the meanings set forth in Annex A hereto, and such Annex A is hereby incorporated herein by reference. Capitalized terms, if any, used in this Agreement that are not defined in Annex A hereto or otherwise defined herein shall have the meanings given to such terms in Annex A to the Indenture.

     SECTION 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, and vice versa. A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders. The words "include", "includes" and "including" and similar terms shall be construed as if followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) references to an agreement or other document include references to such agreement or document as amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement, and the provisions of this Agreement apply to successive events and transactions, (ii) references to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, (iii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                          SECTION 2. LIEN PRIORITIES.

     SECTION 2.1. Seniority. Notwithstanding the date, manner or order of grant, attachment, perfection or validity of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, any Applicable Law or the Second Lien Documents or any other circumstance whatsoever, the Trustee, on behalf of itself and the Second Lien Claimholders, hereby agrees that: (i) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Agent or any First Lien Claimholders or any agent or trustee therefor (including the Collection Agent), regardless of how


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acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second Lien Obligations; and (ii) any Lien on the Collateral securing any of the Second Lien Obligations now or hereafter held by or on behalf of the Trustee, any Second Lien Claimholders or any agent or trustee therefor (including the Collection Agent) regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.

     SECTION 2.2. Prohibition on Contesting Liens. Each of the Trustee, for itself and on behalf of each Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the Collateral or by or on behalf of any of the Second Lien Claimholders in the Collateral, as the case may be; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Claimholder to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations, as provided in Section 4.1.

     SECTION 2.3. No New Liens. So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of any Obligor to secure (i) any Second Lien Obligation unless immediately after giving effect to such grant or concurrently therewith, a Lien shall be granted on such asset to secure the First Lien Obligations or (ii) any First Lien Obligation unless immediately after giving effect to such grant or concurrently therewith, a Lien shall be granted on such asset to secure the Second Lien Obligations; provided that, in either event, the priority and seniority of such Liens shall be consistent with the terms and provisions of Section 2.1.

     SECTION 2.4. Similar Liens and Agreements. It is the intention of the parties hereto that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 9.10, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the First Lien Agent or the Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to (i) determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Documents and the Second Lien Documents and (ii) agree upon the forms of the First Lien Collateral Documents and the Second Lien Collateral Documents.

                              SECTION 3. PAYMENTS

     SECTION 3.1. Establishment of Accounts.

          (a) Pursuant to the terms of the Servicing Agreement, Royalty Sub will cause Servicer, acting on behalf of Royalty Sub, to establish and maintain with the Operating Bank on its books and records in the name of Royalty Sub, subject to the Liens established under the First Lien Collateral Documents and the Second Lien Collateral Documents, (i) a collection account (the "Collection Account"), (ii) a holding account


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     (the "Holding Account"), (iii) a repayment and redemption account (the
     "Repayment/Redemption Account"), (iv) an escrow account (the "Escrow Account"), (v) a capital contribution account (the "Capital Account"), and
     (vi) any additional accounts the establishment of which is set forth in a Board Resolution delivered by Royalty Sub to Servicer and the Collection Agent, in each case at such time as is set forth in this Section 3.1 or in such Board Resolution. Each Account shall be established and maintained as an Eligible Account so as to create, perfect and establish the priority of the Liens established under the First Lien Collateral Documents and the Second Lien Collateral Documents in such Account and all cash, Eligible Investments and other property from time to time deposited therein and otherwise to effectuate the Liens under the First Lien Collateral Documents and the Second Lien Collateral Documents.

          (b) The First Lien Agent and the Trustee agree that the Collection Agent, as agent for the First Lien Agent and the Trustee, shall have the power to direct withdrawals or transfers from the Accounts and to direct the investment and reinvestment of funds in the Accounts, subject to
     Section 3.2, and the Collection Agent shall make withdrawals and transfers from the Accounts in accordance with the terms of this Agreement based on the Relevant Information and as calculated by it pursuant to this Agreement. Each of Royalty Sub (for itself and on behalf of Servicer), the Collection Agent, the First Lien Agent and the Trustee acknowledges and agrees that the Accounts are "deposit accounts" or "investment property" within the meaning of Section 9-102 of the UCC, and Royalty Sub agrees to cause (or to direct Servicer to cause) each Operating Bank to enter into an agreement (a "Control Agreement") with Royalty Sub, the First Lien Agent and the Trustee pursuant to which such Operating Bank agrees to comply with any and all instructions of the First Lien Agent or the Trustee (or in either case the Collection Agent on its behalf) directing the disposition, investment and reinvestment of funds in all Accounts maintained with such Operating Bank without the further consent of Royalty Sub or Servicer or any other Person, and Royalty Sub shall take such other actions as are reasonably required by the First Lien Agent and the Trustee to establish its "control", for purposes of Section 9-314 of the UCC, over any such Accounts. Notwithstanding the terms of the immediately foregoing sentence or of any such Control Agreement, the Trustee agrees that it will not give any such instructions to any Operating Bank prior to the Discharge of First Lien Obligations without the prior written consent of the First Lien Agent.

          (c) If, at any time, any Account ceases to be an Eligible Account, Royalty Sub will cause Servicer or an agent thereof to, within ten Business Days, establish a new Account meeting the conditions set forth in this
     Section 3.1 in respect of such Account and transfer any cash or investments in the existing Account to such new Account, and, from the date such new Account is established, it shall have the same designation as the existing Account. If the Operating Bank should change at any time, then Royalty Sub will cause Servicer, acting on behalf of Royalty Sub, to thereupon promptly establish replacement Accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank pursuant to the terms of the Servicing Agreement to such successor Operating Bank.


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          (d) Royalty Sub will cause Servicer to establish and maintain the
     Collection Account at the Operating Bank not later than the Closing Date, and the Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Creditors. Except as expressly provided herein, all Collections shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Agreement. No funds shall be deposited in the Collection Account that do not constitute Collections except as expressly provided in this Agreement without the prior written consent of the Collection Agent.

          (e) Royalty Sub will cause Servicer to establish and maintain the Holding Account at the Operating Bank not later than the Closing Date, and the Holding Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Second Lien Claimholders. Amounts shall be transferred into the Holding Account only following the Discharge of First Lien Obligations pursuant to clause
     (b)(vi) of Section 3.7. Any such amounts held in the Holding Account may be transferred (i) to the Collection Account pursuant to Section 3.6 or (ii) to Royalty Sub pursuant to Section 3.11.

          (f) Upon receipt of written notice of a voluntary or mandatory repayment of the Loans pursuant to the terms of the First Lien Credit Agreement, or a Redemption of any class of Notes, Royalty Sub will cause Servicer to establish and maintain a Repayment/Redemption Account at the Operating Bank which shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of the Secured Creditors that are the subject of such voluntary or mandatory repayment or Redemption. All amounts received for the purpose of any such voluntary or mandatory repayment or Redemption shall be deposited in such Repayment/Redemption Account and shall be held in such Account until such amounts are applied to make such voluntary or mandatory repayment and payment of related First Lien Obligations, or pay the Redemption Price of such Notes, in each case in accordance with Section 3.9, together with any premium or related Second Lien Obligations and, if applicable, such Notes are cancelled by the Trustee.

          (g) Upon notice by the Trustee to the Collection Agent, the First Lien Agent and Servicer that any Noteholder, Agent Member or Beneficial Holder has not delivered a Confidentiality Agreement to the Registrar, Royalty Sub will cause Servicer to establish and maintain an Escrow Account at the Operating Bank in the name of the Trustee which shall bear a designation clearly indicating that the funds or other assets deposited therein are held for the benefit of any such Noteholder, Agent Member or Beneficial Holder. All amounts paid to the Trustee pursuant to Section 3.7 which are to be withheld from such Noteholder, Agent Member or Beneficial Holder pursuant to Section 2.5(d) of the Indenture shall be deposited in such Escrow Account and shall be held in such Account until such amounts are distributed as provided in Section 2.5(d) of the Indenture, and the Collection Agent agrees to act upon the direction of the Trustee to give effect to Section 2.5(d) of the Indenture.

          (h) Royalty Sub will cause Servicer to establish and maintain the Capital Account at the Operating Bank not later than the Closing Date which shall bear a designation


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     clearly indicating that the funds or other assets deposited therein are held for the benefit of the Secured Creditors into which Quintiles (and the Pledgor, as applicable) shall deposit any capital contributions made to Royalty Sub. All such capital contributions shall be held in such Account and transferred (i) to the Collection Account only to the extent permitted by Section 3.8 and (ii) to the Repayment/Redemption Account only to the extent specifically provided for in any written notice of a voluntary or mandatory repayment of the Loans delivered to the First Lien Agent pursuant to the terms of the First Lien Credit Agreement or written notice of an Optional Redemption delivered to the Trustee pursuant to Section 3.1(a) of the Indenture, any written notice of a Mandatory Redemption delivered to the Trustee pursuant to Section 3.1(c) of the Indenture or any written notice of a Special Tax Redemption delivered to the Trustee pursuant to
     Section 3.1(d) of the Indenture, in each case for application pursuant to
     Section 3.7. Following the Discharge of First Lien Obligations, Royalty Sub also may direct the Collection Agent to deposit in the Capital Account all or a portion of any amount otherwise distributable to Royalty Sub pursuant to clause (b)(x) of Section 3.7 or Section 3.11, and the Collection Agent shall maintain a record of the portion of the funds on deposit in the Capital Account allocable to capital contributions and the portion allocable to such deposits.

     SECTION 3.2. Investments of Cash. Royalty Sub or Servicer, on its behalf, shall direct the Operating Bank holding each Account in writing to invest and reinvest the funds on deposit in the Accounts in Eligible Investments, to the extent available to such Operating Bank; provided, however, that so long as an Event of Default under the First Lien Credit Agreement or the Indenture has occurred and is continuing, the First Lien Agent or, following the Discharge of First Lien Obligations, the Trustee (or in either case the Collection Agent on its behalf) shall direct the Operating Bank to invest such amount in Eligible Investments described in clause (d) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Agreement. In the absence of written direction delivered to the Operating Bank from Royalty Sub or Servicer, the Operating Bank shall invest any funds in Eligible Investments described in clause (d) of the definition thereof. The Operating Bank shall make such investments and reinvestments in accordance with the terms of the following provisions:

          (a) the Eligible Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Agreement on the Business Day immediately preceding the next occurring Payment Date after such investment is made;

          (b) if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Eligible Investments; and

          (c) all interest and earnings on Eligible Investments held in the Accounts shall be invested in Eligible Investments on an overnight basis and credited to the appropriate Account until the next Payment Date.


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Royalty Sub acknowledges that regulations of the U.S. Comptroller of the
Currency grant Royalty Sub the right to receive confirmations of security transactions as they occur. Royalty Sub specifically waives receipt of such confirmations to the extent permitted by Applicable Law and acknowledges that the Operating Bank will furnish periodic cash transaction statements that will detail all investment transactions.

     SECTION 3.3. Closing Date Deposits; Withdrawals and Transfers.

          (a) On the Closing Date, the First Lien Agent and the Trustee shall, subject to the receipt of written direction from Royalty Sub upon receipt of the proceeds from (i) the making of the Loans to Royalty Sub and (ii) the sale by Royalty Sub of the Second Lien Notes, make the following payments from such proceeds in the amounts so directed by Royalty Sub:

               (i) to such Persons as shall be specified by Royalty Sub, such Transaction Expenses as shall be due and payable in connection with the Transaction;

               (ii) the Hedge Payment to the Hedge Provider, as directed by Royalty Sub; and

               (iii) to Quintiles, in accordance with the Purchase and Sale Agreement, an amount equal to the Cash Purchase Price.

          (b) On the date of issuance of any Class B Notes or Refinancing Notes, the Collection Agent shall, subject to the receipt of written direction from Royalty Sub upon receipt of the proceeds of the sale by Royalty Sub of such Notes, make such payments and transfers as shall be specified in this Agreement and, to the extent not in contravention of the terms of this Agreement, in the Indenture, the related Board Resolution and any indenture supplemental to the Indenture in respect of such Notes, copies of which Board Resolution and supplemental indenture shall be attached to such written direction.

     SECTION 3.4. Capital Contributions. Royalty Sub will immediately forward any capital contributions received by it from Quintiles or the Pledgor to the Collection Agent for deposit in the Capital Account.

     SECTION 3.5. Calculation Date Calculations.

          (a) Prior to Each Payment Date. As soon as reasonably practicable after each Calculation Date (a "Relevant Calculation Date") but in no event later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, the Collection Agent shall, based on Servicer Information received by the Collection Agent, and based on information known to it or Relevant Information provided to it, make the following determinations and calculations (and each of the First Lien Agent, the Trustee and Royalty Sub (for itself and on behalf of Servicer) agrees to provide any Relevant Information reasonably requested by the Collection Agent for the purpose of making such determinations and calculations):


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               (i) the amount of Collections received during the period
          commencing on the day immediately following the Calculation Date which immediately preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

               (ii) the balance of funds on deposit in each Account other than the Collection Account on such Relevant Calculation Date and the amount of interest earnings (net of losses and investment expenses), if any, on investments on funds on deposit therein from the day immediately following the Calculation Date which immediately preceded such Relevant Calculation Date and ending on such Relevant Calculation Date;

               (iii) the balance of funds on deposit in the Collection Account on such Relevant Calculation Date and the amount of interest earnings (net of losses and investment expenses), if any, on investments on funds on deposit therein from the day immediately following the Calculation Date which immediately preceded such Relevant Calculation Date and ending on such Relevant Calculation Date (including any amount to be transferred to the Collection Account pursuant to clause
          (a) of Section 3.6 in respect of such Payment Date);

               (iv) the Available Collections Amount for such Payment Date;

               (v) all amounts to be distributed to the Pledgor for the purpose of paying franchise Taxes and other fees and expenses required to maintain the Pledgor's corporate existence, and to pay other Taxes and general corporate and overhead expenses incurred by the Pledgor in the ordinary course of its business as a holding company for Royalty Sub;

               (vi) all fees, costs and expenses (including reasonable attorneys' fees and legal expenses) of the First Lien Claimholders under the First Lien Documents (including amounts payable pursuant to Section 10.3 of the First Lien Credit Agreement and all amounts payable in respect of Taxes pursuant to Section 4.6 of the First Lien Credit Agreement) and the Second Lien Claimholders under the Second Lien Documents not previously reimbursed;

               (vii) all other Expenses not previously reimbursed, with the amounts shown on all invoices attached to Servicer Information received by the Collection Agent for the reimbursement or payment of Expenses not previously paid or reimbursed;

               (viii) with respect to the Loans, (A) the applicable interest rate on any LIBO Rate Loans and (B) the amount of interest on all Loans, calculated pursuant to the terms of the First Lien Credit Agreement (including Section 3.2 of the First Lien Credit Agreement) for such Payment Date;

               (ix) with respect to the Notes, (A) the applicable interest rate on each class of Floating Rate Notes based on LIBOR determined on the Reference Date for the Interest Accrual Period beginning on such Payment Date and (B) the Interest


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          Amount (including any Additional Interest and Additional Amounts) on each class of Floating Rate Notes and Fixed Rate Notes for such Payment Date;

               (x) the outstanding principal amount of the Loans on such Payment Date immediately prior to any principal payment on such Payment Date;

               (xi) if such Payment Date is a Mandatory Repayment Date or a date on which a voluntary prepayment of the Loans is to be made under the First Lien Credit Agreement, the amount necessary to make such voluntary prepayment or a mandatory repayment of the Loans, interest and other amounts due thereon and, if all Loans are being repaid on such Payment Date, all other First Lien Obligations on such Payment Date;

               (xii) if such Payment Date is a Redemption Date on which a Redemption of Notes is scheduled to occur, the amount necessary to pay the Redemption Price of the Notes to be repaid on such Redemption Date and the Redemption Premium, if any, to be paid in addition to such Redemption Price;

               (xiii) the amount of the Lilly Payment, if any, to be made on such Payment Date, provided such payment is being made in accordance with Section 3.10;

               (xiv) the shortfall, if any, of the Available Collections Amount for such Payment Date in respect of any amounts payable pursuant to clause (a)(v), (a)(vi) or (b)(iv) of Section 3.7, as applicable (a "Shortfall"), taking into account any Lilly Payment determined pursuant to clause (xiii) above and the payment of expenses described in clauses (v), (vi) and (vii) above payable on such Payment Date and, with respect to each Shortfall, the amount to be withdrawn from the Capital Account, if any, determined as provided in Section 3.8;

               (xv) a determination of whether the Interest Coverage Ratio is less than or equal to or greater than the specified ratio for such Payment Date set forth in Section 3.11; provided that for purposes of making such determination, if such determination is not reflected in Servicer Information received by the Collection Agent or if the Collection Agent has not received such Servicer Information on or before the third Business Day prior to the immediately succeeding Payment Date, the Interest Coverage Ratio for such Payment Date shall be deemed to be not equal to or greater than the specified ratio for such Payment Date set forth in Section 3.11; and

               (xvi) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Agreement and the other Transaction Documents.

          (b) Following the Discharge of First Lien Obligations. In addition to the calculations and determinations to be made pursuant to clause (a) above, following the Discharge of First Lien Obligations (and prior thereto, if the Collection Agent determines that the Discharge of First Lien Obligations will occur on the immediately succeeding


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     Payment Date), as soon as reasonably practicable after each Relevant
     Calculation Date but in no event later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, the Collection Agent shall, based on Servicer Information received by the Collection Agent, and based on information known to it or Relevant Information provided to it, make the following determinations and calculations (and each of the Trustee and Royalty Sub (for itself and on behalf of Servicer) agrees to provide any Relevant Information reasonably requested by the Collection Agent for the purpose of making such determinations and calculations):

               (i) the amount, if any, to be transferred from the Holding Account as of such Relevant Calculation Date to the Collection Account on such Payment Date in accordance with Section 3.6;

               (ii) (A) the Outstanding Principal Balance of each class of Notes on such Payment Date immediately prior to any principal payment on such Payment Date; (B) for each Payment Date, the principal amount required to be paid on the Second Lien Notes on such Payment Date that would reduce the Outstanding Principal Balance of the Second Lien Notes to the Remaining Scheduled Notes Balance for such Payment Date on the Class A Principal Payment Schedule; and (C) the amount of any other principal payment to be made in respect of each class of Notes on such Payment Date;

               (iii) any amount that will be deposited into the Holding Account pursuant to Section 3.7(b)(vi); and

               (iv) the amounts, if any, distributable to Royalty Sub on such Payment Date pursuant to clause (b)(x) of Section 3.7 or Section 3.11.

          (c) Calculation Report. Following the calculations and determinations by the Collection Agent described in clauses (a) and (b) above, as applicable, and not later than 1:00 p.m., New York City time, on the second Business Day prior to the immediately succeeding Payment Date, the Collection Agent shall provide to each of Servicer, Royalty Sub, the First Lien Agent and the Trustee a calculation report (a "Calculation Report") listing such determinations and calculations and the amount of the Available Collections Amount to be applied on such Payment Date to make each of the payments, transfers and deposits contemplated by Section 3.7 or
     Section 3.9, and any Lilly Payment due and payable on such date, as applicable, setting forth separately the payments to be made in respect of the First Lien Obligations and the Second Lien Obligations. In addition, following the Discharge of First Lien Obligations, such Calculation Report shall include the amount, if any, to be distributed to Royalty Sub from the Holding Account on such Payment Date as contemplated by Section 3.11. The calculations set forth in each Calculation Report shall be conclusive and binding on each Obligor, Servicer, each First Lien Claimholder and each Second Lien Claimholder, absent manifest error.

          (d) Capital Account Deposits. Following the Discharge of First Lien Obligations, not later than one Business Day prior to the immediately succeeding Payment Date, Royalty Sub shall advise the Trustee in writing as to the portion of amounts, if any, distributable to Royalty Sub on such Payment Date pursuant to clause (b)(x) of Section 3.7 or Section 3.11 to be deposited in the Capital Account on such Payment Date.

     SECTION 3.6. Payment Date First Step Transfers.

          (a) Each Payment Date. On each Payment Date, the Collection Agent shall transfer from any Account (other than the Collection Account) to the Collection Account the amount of earnings (net of losses and investment expenses), if any, earned as a result of investments of funds on deposit therein during the period from the second immediately preceding Calculation Date prior to such Payment Date and ending on the Calculation Date immediately preceding such Payment Date.

          (b) Following the Discharge of First Lien Obligations. In addition to the transfers to be made on each Payment Date pursuant to clause (a) above, on each Payment Date following the Discharge of First Lien Obligations, the Collection Agent shall transfer to the Collection Account the amount in the Holding Account as of the immediately preceding Calculation Date if (i) as of such Payment Date an Event of Default under the Indenture has occurred and is continuing, (ii) the Interest Coverage Ratio for such Payment Date is not equal to or greater than the specified ratio for such Payment Date set forth in Section 3.11 (as determined pursuant to clause (a)(xv) of Section 3.5), (iii) on or after June 15, 2008, as of such Payment Date the Patent Extension Event has not occurred or (iv) as of such Payment Date (x) the Trustee has received written notice from Noteholders of at least 25% of the Outstanding Principal Balance of the Class A Notes that a Material Adverse Development has occurred and (y) the Trustee has not received further written notice from Noteholders of a majority of the Outstanding Principal Balance of the Class A Notes that such Material Adverse Development has ended or is no longer applicable; provided, that if the Person acting as Trustee is not the same Person as the Collection Agent, the Trustee shall notify the Collection Agent of the occurrence of such event.

     SECTION 3.7. Payment Date Second Step Withdrawals.

          (a) Prior to the Discharge of First Lien Obligations. Prior to the Discharge of First Lien Obligations, on each Payment Date, after the applicable transfers provided for in clause (a) of Section 3.6 have been made, after making the distributions from the Repayment/Redemption Account, if any, pursuant to Section 3.9, and after the making of any Lilly Payment pursuant to Section 3.10, the Collection Agent shall distribute from the Collection Account to the First Lien Agent or the Trustee, as applicable, the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto have been paid in full:

               (i) first, to the Pledgor, all amounts to be distributed to the Pledgor for the purpose of paying fees and expenses of the Pledgor of the type described in clause (a)(v) of Section 3.5 in an amount not to exceed $20,000 during any fiscal year;

               (ii) second, all fees, costs and expenses (including reasonable attorneys' fees and legal expenses) of the First Lien Claimholders under the First Lien

          Documents (including amounts payable pursuant to Section 10.3 of the First Lien Credit Agreement and all amounts payable in respect of Taxes pursuant to Section 4.6 of the First Lien Credit Agreement) not previously reimbursed;

               (iii) third, all fees, costs and expenses (including reasonable attorneys' fees and legal expenses) of the Second Lien Claimholders (other than the holders of Class B Notes, in such capacity) under the Second Lien Documents not previously reimbursed;

               (iv) fourth, all Expenses not previously reimbursed, with the amounts shown on all invoices attached to Servicer Information received by the Collection Agent for the reimbursement or payment of Expenses not previously paid or reimbursed;

               (v) fifth, to the First Lien Agent for distribution to the applicable First Lien Claimholders to the ratable payment of all interest payable under the First Lien Documents for such Payment Date (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law), taking into account any amounts paid pursuant to Section 3.8 on such Payment Date;

               (vi) sixth, to the Trustee for distribution to the applicable Second Lien Claimholders to the ratable payment of the Interest Amount then due and payable on the Class A Notes, taking into account any amounts paid pursuant to Section 3.8 on such Payment Date;

               (vii) seventh, to the ratable payment of the principal amount of the Loans then outstanding; and

               (viii) eighth, to the ratable payment of all other First Lien Obligations until the occurrence of the Discharge of First Lien Obligations.

          (b) Following the Discharge of First Lien Obligations. Following the Discharge of First Lien Obligations, on each Payment Date, after the applicable transfers provided for in Section 3.6 have been made, after making the distributions from the Repayment/Redemption Account, if any, pursuant to Section 3.9, and after the making of any Lilly Payment pursuant to Section 3.10, the Collection Agent shall distribute from the Collection Account to the Trustee the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto have been paid in full:

               (i) first, to the Pledgor, all amounts to be distributed to the Pledgor for the purpose of paying fees and expenses of the Pledgor of the type described in clause (a)(v) of Section 3.5 in an amount not to exceed $20,000 during any fiscal year;

               (ii) second, all fees, costs and expenses (including reasonable attorneys' fees and legal expenses) of the Second Lien Claimholders under the Second Lien Documents not previously reimbursed;

               (iii) third, all Expenses not previously reimbursed, with the amounts shown on all invoices attached to Servicer Information received by the Collection Agent for the reimbursement or payment of Expenses not previously paid or reimbursed;

               (iv) fourth, to the Trustee for distribution to the applicable Second Lien Claimholders to the ratable payment of the Interest Amount then due and payable on the Class A Notes, taking into account any amounts paid pursuant to Section 3.8 on such Payment Date;

               (v) fifth, to the Trustee for distribution to the Noteholders, principal payments on the Class A Notes, allocated pro rata in proportion to the Outstanding Principal Balance of the Class A Notes held by such Noteholders, until the Outstanding Principal Balance of the Class A Notes equals the Scheduled Remaining Notes Balance for such Payment Date on the Class A Principal Payment Schedule; provided, however, that principal payments on the Class A Notes shall be made to the Trustee for distribution to the Noteholders, allocated pro rata in proportion to the Outstanding Principal Balance of the Class A Notes held by such Noteholders, regardless of the Scheduled Remaining Notes Balance Amount and until the Class A Notes have been paid in full, if
          (A) an Event of Default under the Indenture has occurred and is continuing, (B) on or after June 15, 2008, the Patent Extension Event has not occurred, (C)(x) the Trustee has received written notice from Noteholders of at least 25% of the Outstanding Principal Balance of the Class A Notes that a Material Adverse Development has occurred and
          (y) the Trustee has not received further written notice from Noteholders of a majority of the Outstanding Principal Balance of the Class A Notes that such Material Adverse Development has ended or is no longer applicable or (D) prior to the Discharge of First Lien Obligations, the First Lien Agent or any other First Lien Claimholder disposed of any portion of the Collateral following the occurrence of an Event of Default under the Credit Agreement without an Event of Default having occurred under the Indenture; provided, that if the Person acting as Trustee is not the same Person as the Collection Agent, the Trustee shall notify the Collection Agent of the occurrence of such event;

               (vi) sixth, if the Interest Coverage Ratio for such Payment Date is not equal to or greater than the specified ratio for such Payment Date set forth in Section 3.11 (as determined pursuant to clause
          (a)(xv) of Section 3.5) and the Outstanding Principal Balance of the Class A Notes is greater than zero, for deposit into the Holding Account;

               (vii) seventh, after the Class A Notes have been paid in full, to the Trustee for distribution to the Noteholders of the Class B Notes, if any, the Interest Amount on the Class B Notes;

               (viii) eighth, after the Class A Notes have been paid in full, to the Trustee for distribution to the Noteholders of the Class B Notes, if any, payment of the principal amount of the Class B Notes in accordance with their terms until the Class B Notes have been paid in full;

               (ix) ninth, to the ratable payment of all other Second Lien Obligations until all such amounts are paid in full; and

               (x) tenth, to Royalty Sub, all remaining amounts assuming that the Interest Coverage Ratio for such Payment Date is equal to or greater than the specified ratio for such Payment Date set forth in
          Section 3.11 (as determined pursuant to clause (a)(xv) of Section
          3.5).

          (c) To the extent that any monies are deposited in the Collection Account to reimburse prior distributions in respect of a Lilly Shortfall, such monies shall be paid to the First Lien Agent on behalf of the First Lien Claimholders or the Trustee on behalf of the Second Lien Claimholders, as applicable, prior to giving effect to this Section 3.7 to the extent that such monies otherwise would have been paid to such First Lien Claimholders or Second Lien Claimholders on the prior respective Payment Date in accordance with this Section 3.7 in the absence of such Lilly Shortfall.

     SECTION 3.8. Capital Account; Shortfalls. The Available Collections Amount does not include the aggregate amount of funds on deposit in the Capital Account; provided that if the Collection Agent has determined that a Shortfall exists pursuant to the Calculation Report with respect to any Payment Date, and there is a positive balance in the Capital Account on such Payment Date, then on such Payment Date the Collection Agent shall withdraw from the Capital Account an amount equal to the lesser of the Shortfall and the balance in the Capital Account and distribute it to the First Lien Agent or the Trustee, as applicable, in payment of the amounts payable as set forth in clause (a)(v), (a)(vi) or
(b)(iv) of Section 3.7, as applicable; provided further that the Collection Agent shall make such a withdrawal from the Capital Account in respect of not more than six Payment Dates in total and in respect of not more than any three consecutive Payment Dates; provided further that no more than three such withdrawals shall be made from the Capital Account in respect of interest on the Notes prior to the Discharge of First Lien Obligations.

     SECTION 3.9. Repayment/Redemption.

          (a) Voluntary or Mandatory Repayment of Loans. On any Payment Date on which the Loans are to be subject to a voluntary or mandatory repayment (including pursuant to a voluntary repayment of the Loans with the proceeds of Class B Notes pursuant to clause (d) of Section 7.2 of the First Lien Credit Agreement), the Collection Agent shall distribute the amounts in the applicable Repayment/Redemption Account to the First Lien Agent for payment of all amounts then outstanding as calculated by the Collection Agent under clause (a)(xi) of Section 3.5, in accordance with the terms of the First Lien Documents.

          (b) Redemption of Notes. Subject to Section 3.15, on any Payment Date on which any class of Notes is to be the subject of a Redemption, in whole or in part, the Collection Agent shall distribute the amounts in the applicable Repayment/Redemption

     Account to the Trustee for payment of all amounts then outstanding as calculated by the Collection Agent under clause (a)(xii) of Section 3.5, in accordance with the terms of the Second Lien Documents and any applicable Board Resolution, including:

               (i) paying to such Persons as shall be specified by Royalty Sub such Transaction Expenses as shall be due and payable in connection with the issuance and sale of the applicable Class B Notes or Refinancing Notes;

               (ii) remitting to the Noteholders of such class of Notes, in accordance with the Board Resolution authorizing such Redemption, an amount equal to the Redemption Price plus Premium, if any, allocated, in the event of a Redemption of such Notes in part, pro rata in proportion to the Outstanding Principal Balance of such Notes held by such Noteholders; and

               (iii) making such other distributions and payments as shall be authorized and directed by the Board Resolution and supplemental indentures executed in connection with such Redemption.

     SECTION 3.10. Lilly Shortfall. If, no later than ten Business Days prior to any Calculation Date, the Collection Agent receives written notice of the existence of a Lilly Shortfall, the Collection Agent shall promptly (but in no event later than the next succeeding Business Day following receipt of such written notice) notify Servicer, Royalty Sub, Quintiles, the Trustee and the First Lien Agent of such existence of a Lilly Shortfall. Upon Royalty Sub or Quintiles receiving notification of the same, or upon Royalty Sub or Quintiles otherwise becoming aware of a Lilly Shortfall, Royalty Sub shall cause Servicer, no later than such Calculation Date, to confirm the amount of any such Lilly Shortfall in writing to the Collection Agent, with a copy to Royalty Sub, Quintiles, the Trustee and the First Lien Agent. Unless the Collection Agent shall have received prior to the related Payment Date (i) written notification from Quintiles or the Servicer certifying that any such Lilly Shortfall has been cured in full, (ii) prior to the Discharge of First Lien Obligations, written notice from the First Lien Agent that the Required Lenders have indicated that such payment shall not be made on such Payment Date (with a copy of such notice to the Trustee if not acting as Collection Agent) or (iii) following the Discharge of First Lien Obligations, written notice from the Trustee that a majority of the Outstanding Principal Balance of the Senior Class of Notes has indicated that such payment shall not be made on such Payment Date, then prior to making any other distributions pursuant to Section 3.7 or Section 3.8, the Collection Agent shall make a Lilly Payment to Lilly on such Payment Date in the amount of such Lilly Shortfall from the Holding Account and, to the extent funds are not available in the Holding Account therefor, from the Collection Account.

     SECTION 3.11. Interest Coverage Ratio. On each Payment Date following the Discharge of First Lien Obligations, after any transfers required by Section 3.6 have been made and any Lilly Payment has been made, the Collection Agent shall transfer to Royalty Sub any amounts in the Holding Account on such Payment Date if the Interest Coverage Ratio for such Payment Date and the Interest Coverage Ratio for each of the three immediately preceding Payment Dates are equal to or greater than the following specified ratios for each indicated Payment Date (as determined pursuant to clause (a)(xv) of Section 3.5):

                     Payment Dates                        Interest Coverage Ratio
                     -------------                        -----------------------
From January 15, 2006 to and including October 15, 2006             1.5
From January 15, 2007 to and including October 15, 2007             2.0
From January 15, 2008 to and including October 15, 2008             3.0
From January 15, 2009 to and including October 15, 2009             4.0
From January 15, 2010 and thereafter                                5.0

Notwithstanding the foregoing, the Collection Agent shall not make any such transfer described in the immediately preceding paragraph if (i) an Event of Default under the Indenture has occurred and is continuing, (ii) on or after June 15, 2008, the Patent Extension Event has not occurred or (iii)(x) the Trustee has received written notice from Noteholders of at least 25% of the Outstanding Principal Balance of the Class A Notes that a Material Adverse Development has occurred and (y) the Trustee has not received further written notice from Noteholders of a majority of the Outstanding Principal Balance of the Class A Notes that such Material Adverse Development has ended or is no longer applicable; provided, that if the Person acting as Trustee is not the same Person as the Collection Agent, the Trustee shall notify the Collection Agent of the occurrence of such event.

     SECTION 3.12. Distributions. To the extent Royalty Sub receives amounts from the Collection Agent distributed from the Collection Account pursuant to clause (b)(x) of Section 3.7 or from the Holding Account pursuant to Section 3.11, such amounts may be distributed by Royalty Sub to the Pledgor (or as otherwise directed by the Pledgor or any Person designated by the Pledgor to give such directions) in its sole discretion.

     SECTION 3.13. Payments Over. Any Collateral or proceeds thereof received by the Trustee or any Second Lien Claimholders in connection with the exercise of any right or remedy (including setoff) relating to the Collateral in contravention of this Agreement shall, to the extent permitted under Applicable Law, be segregated and held in trust and forthwith paid over, without recourse, representation or warranty, to the Collection Agent for the benefit of the First Lien Agent and the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred and to the extent necessary to satisfy the Discharge of First Lien Obligations. The Collection Agent and the First Lien Agent are hereby authorized to make any such endorsements as agent for the Trustee or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable.

     SECTION 3.14. Distribution Report. On each Payment Date, promptly following receipt thereof by Servicer, the Collection Agent shall deliver to the First Lien Agent and the Trustee a report in a form reasonably satisfactory to the First Lien Agent and the Trustee, covering the items set forth in Annex B hereto, prepared by Servicer and delivered to the Collection Agent pursuant to the terms of the Servicing Agreement (each, a "Distribution Report"). Each Distribution Report shall, pursuant to the terms of the Servicing Agreement, be accompanied by (i) a statement prepared by Servicer setting forth an analysis of the Collection Account activity for the period commencing on the day next following the preceding Calculation Date and ending on the Calculation Date relating to such Payment Date, (ii) such information, if any, that Quintiles shall have provided to the First Lien Agent pursuant to Section 7.1.1 (or any equivalent provision) of the First Lien Credit Agreement or to the Trustee pursuant to Section 6.4 of the

Purchase and Sale Agreement during the Interest Accrual Period then ended and
(iii) the information, if any, that Royalty Sub shall have provided to the Trustee pursuant to Section 5.2 of the Indenture, or Servicer shall have provided to the Collection Agent pursuant to Section 4.1 of the Servicing Agreement, during the period then ended.

     SECTION 3.15. Prior Payment of First Lien Obligations. Notwithstanding any of the foregoing provisions of this Section 3, except in the case of a Refinancing of the Second Lien Notes (or any Refinancing Notes in respect thereof), in no event shall any amount of principal or premium with respect to any Notes be paid, redeemed, discharged or otherwise satisfied prior to the Discharge of First Lien Obligations without the prior written consent of the First Lien Agent (it being understood that such payment, redemption, discharge or other satisfaction may occur on the same Payment Date as the Discharge of First Lien Obligations, provided the Discharge of First Lien Obligations has occurred).

                             SECTION 4. ENFORCEMENT

     SECTION 4.1. Exercise of Remedies. At all times prior to the Discharge of First Lien Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Obligor, subject to the other terms and provisions of this Agreement, neither the Trustee nor the Second Lien Claimholders (nor any representative or agent on their behalf) will exercise or seek to exercise any rights or remedies (including setoff) available to them by virtue of any Lien held by them with respect to any Collateral (including the exercise of any right under any lockbox agreement, control account agreement or similar agreement or arrangement to which the Trustee or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), and will not contest, protest or object to (or otherwise directly or indirectly hinder or prevent) any Lien Enforcement Action or other action taken for the purpose of protecting or preserving Collateral brought by the First Lien Agent or any First Lien Claimholder with respect to the Collateral, or any other exercise by the First Lien Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral, or object to the forbearance by the First Lien Agent or the First Lien Claimholders from bringing or pursuing any Lien Enforcement Action, other action taken for the purpose of protecting or preserving Collateral, or any other exercise of any rights or remedies relating to the Collateral, in each case so long as such proceeding, Lien Enforcement Action or other right or remedy or forbearance thereof complies with Applicable Law and this Agreement; provided, that if an Event of Default under the Indenture has occurred and is continuing, subject at all times to the provisions of Section
2.1 and Section 3, commencing 180 days after receipt by the First Lien Agent of a copy of (i) notice of such Event of Default to Royalty Sub and (ii) written notice by the Trustee or the Second Lien Claimholders to Royalty Sub declaring its or their intent to take action to enforce its or their Liens on the Collateral (unless any Obligor is subject to an Insolvency or Liquidation Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency or Liquidation Proceeding), the Trustee or the Second Lien Claimholders may take action to enforce its or their Liens on the Collateral, but only so long as the First Lien Agent is not diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay or enforcement of its Liens on, any material part of the Collateral (including commencement of any reasonable action to foreclose its Liens on any material part of the Collateral, any reasonable action to take possession of any material part of the Collateral or commencement of any reasonable legal proceedings or actions to enforce its Liens against or with respect to any material part of such Collateral) (prompt notice of which shall be given to the Trustee as required pursuant to Section 6.1); provided, further, that (x) in any Insolvency or Liquidation Proceeding commenced by or against any Obligor, the Trustee may file a claim or statement of interest with respect to the Second Lien Obligations and (y) the Trustee may take any action (not adverse to the Liens on the Collateral securing the First Lien Obligations, or the rights of the First Lien Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to preserve or protect its Lien on the Collateral and to preserve its rights to share in the proceeds of the Collateral in accordance with the terms of this Agreement. Prior to the Discharge of First Lien Obligations, in any sale or other disposition of any of the Collateral by the Trustee or any Second Lien Claimholder, (A) the Trustee or such Second Lien Claimholder shall conduct such sale or other disposition in a commercially reasonable manner and (B) any Collateral or proceeds thereof received by the Trustee or such Second Lien Claimholders in connection with such sale or other disposition shall, to the extent required under Section 3 and to the extent permitted under Applicable Law, be segregated and held in trust and forthwith paid over, without recourse, representation or warranty, to the Collection Agent for application in accordance with Section 3 in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. In exercising rights and remedies with respect to the Collateral permitted hereunder, the First Lien Agent and the First Lien Claimholders may enforce the provisions of the First Lien Documents and exercise remedies thereunder and the Trustee and the Second Lien Claimholders may enforce the provisions of the Second Lien Documents and exercise remedies thereunder, in each case, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws.

     SECTION 4.2. Actions Not Subject to Limitation. Nothing in this Agreement shall be construed to in any way limit or impair the right of: (a) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral initiated by any Person; (b) the Trustee or any Second Lien Claimholder to join (but not control) any Lien Enforcement Action or other foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the First Lien Agent, so long as it does not delay or interfere in any material respect with the exercise by the First Lien Agent of its rights as provided in this Agreement; and (c) the Trustee to receive any remaining proceeds of Collateral after the Discharge of First Lien Obligations.

                          SECTION 5. OTHER AGREEMENTS.

     SECTION 5.1. Releases. At all times prior to the Discharge of First Lien Obligations and during the continuance of a Release Event, the Trustee and Second Lien Claimholders shall, in connection with any contemplated sale or other disposition of Collateral either by (A) the First Lien Agent or its agents or (B) any Obligor with the consent of the First Lien Agent: (i) upon the request of the First Lien Agent with respect to any of the Collateral (which request shall specify the proposed terms of such sale or other disposition and the type and amount of consideration to be received in connection therewith), release or otherwise terminate its Liens on such Collateral; (ii) promptly upon the request of the First Lien Agent authorize, execute and/or deliver such release documents and confirmations of the authorization to file UCC amendments and terminations provided for herein, in each case as the First Lien Agent may reasonably require in connection with such sale or other disposition; provided, that (A) subject to the payment and Lien priorities established pursuant to this Agreement, such release by the Trustee and Second Lien Claimholders shall not extend to or otherwise affect any of the rights of the Trustee or Second Lien Claimholders under this Agreement to the proceeds from any such sale or other disposition of Collateral, (B) the First Lien Agent and First Lien Claimholders shall promptly provide such proceeds to the Collection Agent for application in accordance with
Section 3, and (C) no such release and/or authorization documents shall be required to be delivered by the Trustee and Second Lien Claimholders (1) to any Obligor or (2) more than one Business Day prior to the date of the closing of such sale or other disposition; provided further that, if the closing of such sale or other disposition is not consummated, the First Lien Agent shall promptly return all release and/or authorization documents to the Trustee and Second Lien Claimholders, as the case may be; and (iii) be deemed to have consented under the Second Lien Documents to such sale or other disposition, it being understood, however, that the Trustee and Second Lien Claimholders shall, subject to this Agreement, continue to have rights with respect to the proceeds of such disposition constituting Collateral. The effectiveness of any such release or termination by the Trustee and Second Lien Claimholders shall be subject to the sale or other disposition of such Collateral described in such request or on substantially similar terms and shall lapse in the event such sale or other disposition does not occur within three days of the anticipated closing date.

     SECTION 5.2. Insurance. At all times prior to the Discharge of First Lien Obligations, the First Lien Agent and the First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Obligors under the First Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Obligors under the First Lien Collateral Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid over to the Collection Agent for application in accordance with Section 3, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Trustee or any Second Lien Claimholders shall, at any time prior to the Discharge of First Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the Collection Agent for application in accordance with Section 3.

     SECTION 5.3. Amendments to First Lien Documents and Second Lien Documents.

     (a) Until the Discharge of First Lien Obligations, without the prior written consent of the First Lien Agent, no Second Lien Document may be amended, supplemented or otherwise modified to the extent such amendment, supplement or modification would (i) contravene the provisions of this Agreement or clause (a) of Section 7.2 of the First Lien Credit Agreement, (ii) increase the Outstanding Principal Balance of the Second Lien Notes (including any Refinancing

Notes in respect thereof) to an amount in excess of the Outstanding Principal Balance as of the Closing Date, together with interest that has been accrued and unpaid under the Second Lien Notes (including any Refinancing Notes in respect thereof) and, in the case of Refinancing Notes, any redemption premium provided for in the Indenture and reasonable transaction expenses relating thereto, (iii) increase the "Stated Rate of Interest" or similar component of the interest or the yield on the Second Lien Notes or any Refinancing Notes above the Stated Rate of Interest on the Second Lien Notes (or any Refinancing Notes in respect thereof) as of the date hereof, (iv) provide for dates for payment of principal, interest, premium (if any) or fees which are earlier than such dates under the Indenture or the Second Lien Notes (or any Refinancing Notes in respect thereof) as in effect on the date hereof, (v) provide for covenants, events of default or remedies which are more restrictive in any material respect on any Obligor than those set forth in the Indenture or the Note Purchase Agreements, in each case as in effect on the date hereof, (vi) provide for redemption, prepayment or defeasance provisions that are more burdensome in any material respect on any Obligor than those set forth in the Indenture as in effect on the date hereof,
(vii) provide for collateral securing Secured Obligations thereunder which is more extensive than the collateral provided for under the First Lien Documents or (viii) increase the obligations of any Obligor or confer any additional rights on any Second Lien Claimholder which would be adverse to the First Lien Claimholders in any material respect.

     (b) Each of the Trustee, Royalty Sub and the Pledgor agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Agent):

          "Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of October 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Morgan Stanley Senior Funding, Inc., as First Lien Agent, U.S. Bank National Association (or its successor), as trustee for the holders of the Second Lien Obligations, U.S. Bank National Association (or its successor), as Collection Agent, Duloxetine Royalty Sub, an exempted company with limited liability under the laws of the Cayman Islands, and Duloxetine Holdco Royalty Sub, an exempted company with limited liability under the laws of the Cayman Islands. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control."

     (c) Without the prior written consent of the Trustee, no First Lien Document may be amended, supplemented or otherwise modified to the extent such amendment, supplement or modification would (i) contravene the provisions of this Agreement or Section 5.1(a) of the Indenture, (ii) increase the then outstanding aggregate principal amount of the Loans under the First Lien Credit Agreement in excess of the Maximum First Lien Principal Amount, (iii) increase the "Applicable Margin" or similar component of the interest or the yield on the Loans under the First Lien Credit Agreement by more than 2.0% per annum above the Applicable Margin on the Loans under the First Lien Credit Agreement as of the Closing Date (exclusive, for the avoidance of doubt, of any imposition of up to 2.0% of "default" interest), or (iv) provide for a final stated maturity other than the Final Maturity Date as in effect on the date hereof. The First Lien Agent shall give notice of any amendment, waiver, consent or other modification of any First Lien Document to the Trustee within ten (10) Business Days of the effectiveness of such amendment, waiver, consent or other modification (provided that the failure of any such notice to be given shall not impair or affect the Trustee's or any Second Lien Claimholder's obligations to the First Lien Agent and the First Lien Claimholders, the First Lien Agent's rights hereunder, the enforceability of this Agreement or any Liens created or granted hereby or under any First Lien Document or limit or impair the effectiveness or effect of any such amendment, waiver or consent).

     (d) In the event the First Lien Agent or the First Lien Claimholders and the relevant Obligor(s) enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Agent, the First Lien Claimholders, or any Obligor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second Lien Collateral Documents without the consent of the Trustee or the Second Lien Claimholders and without any action by the Trustee or any Obligor; provided that (i) no such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1 (or, for the avoidance of doubt, is expressly permitted under the terms of the Second Lien Collateral Documents), (B) imposing duties on the Trustee without its consent or (C) permitting other Liens on the Collateral not permitted under the terms of Section 7 and (ii) notice of such amendment, waiver or consent shall have been given to the Trustee within ten (10) Business Days of the effectiveness of such amendment, waiver or consent (provided that the failure of any such notice to be given shall not impair or affect the Trustee's or any Second Lien Claimholder's obligations to the First Lien Agent and the First Lien Claimholders, the First Lien Agent's rights hereunder, the enforceability of this Agreement or any Liens created or granted hereby or under any First Lien Document or limit or impair the effectiveness or effect of any such amendment, waiver or consent or the automatic application thereof to any comparable provision of the Second Lien Documents).

     SECTION 5.4. Rights As Unsecured Creditors. The Trustee and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Second Lien Documents and Applicable Law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Trustee or any Second Lien Claimholders of payments in respect of the Second Lien Obligations, so long as such receipt is (i) in accordance with all terms and provisions (including as to priority of payments) of Section 3 and (ii) not the direct or indirect result of the exercise by the Trustee or any Second Lien Claimholders of rights or remedies available to them by virtue of any Lien or enforcement of any Lien, in either case held by them, in contravention of this Agreement.

     SECTION 5.5. Agent for Perfection.

          (a) Each of the Agents, as applicable, acknowledges and agrees to hold, maintain control of or be listed as an additional insured or loss payee with respect to, the Pledged Collateral that is part of the Collateral in its possession, control or with respect to which it is listed as an additional insured or loss payee (or in the possession or control of its agents or bailees) as agent for the benefit of the First Lien Agent and the Trustee and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Collateral Documents and the Second Lien Collateral Documents, subject to the terms and conditions of this Section 5.5.

          (b) Except to the extent otherwise provided under Section 3 or Section
     4.1 and until the Discharge of First Lien Obligations has occurred, the First Lien Agent and the Collection Agent, as applicable, shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Collateral Documents as if the Liens of the Trustee under the Second Lien Collateral Documents did not exist. The rights of the Trustee shall at all times be subject to the terms of this Agreement and to the First Lien Agent's rights under the First Lien Collateral Documents.

          (c) Each of the First Lien Agent and the Trustee hereby appoints the other and the Collection Agent as its agent and representative, solely for the purpose of perfecting the Lien granted in the Collateral to such First Lien Agent, the Trustee or the Collection Agent, with respect to any financing statements, security agreements and any other documentation filed from time to time naming such other as secured party with respect to the Collateral and which is required to be filed in order to perfect the Lien of such other Person on the Collateral under Applicable Law ("Filing Collateral"), and each of the First Lien Agent, the Trustee and the Collection Agent hereby accepts such appointment and agrees to hold such financing statements, security agreements and any other documentation in such capacity solely for the purpose of perfecting the Lien granted in the Collateral to such other Person.

          (d) The First Lien Agent and the Collection Agent shall have no obligation whatsoever to the Trustee or any Second Lien Claimholder to assure that the Pledged Collateral or the Filing Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Agent and the Collection Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as agent for the First Lien Agent and the Trustee and acting as agent and representative with respect to the Filing Collateral, in each case, in accordance with this Section 5.5. The Trustee shall have no obligation whatsoever to the Collection Agent, the First Lien Agent or any First Lien Claimholder to assure that the Filing Collateral is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Trustee under this
     Section 5.5 shall be limited solely to acting as agent and representative with respect to the Filing Collateral in accordance with this Section 5.5.

          (e) The Collection Agent and the First Lien Agent shall not have by reason of the Second Lien Collateral Documents, this Agreement or any other document, or its acceptance of the appointment set forth in clause (c) above, a fiduciary relationship or any other obligations or liabilities in respect of the Trustee or any Second Lien Claimholder. The Collection Agent and the Trustee shall not have by reason of the First Lien Collateral Documents, this Agreement or any other document, or its acceptance of the appointment set forth in clause (c) above, a fiduciary relationship or any other obligations or liabilities in respect of the First Lien Agent or any First Lien Claimholder.

          (f) Upon the Discharge of First Lien Obligations, the First Lien Agent or the Collection Agent, as applicable, shall deliver, without recourse, representation or warranty, the remaining Pledged Collateral (if any) together with any necessary endorsements to the Trustee for its benefit and that of the Second Lien Claimholders, at the sole cost and expense of such holders to the extent Second Lien Obligations remain outstanding, in each case, so as to allow such Person to obtain possession or control of, or (if applicable) be listed as an additional insured or loss payee with respect to, such Pledged Collateral in accordance with the UCC or other Applicable Law. Upon such Discharge of the First Lien Obligations, the First Lien Agent and the Collection Agent further agree to take all other action reasonably requested by the Trustee, at the sole cost and expense of the Second Lien Claimholders, in connection with the Trustee obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct including the establishment of the Accounts in the name of the Trustee.

     SECTION 5.6. Consent Under Purchase and Sale Agreement, Servicing Agreement or Second Lien Pledge and Security Agreement. So long as no Event of Default under the First Lien Credit Agreement has occurred and is continuing, the First Lien Agent and the First Lien Claimholders agree that the First Lien Agent will not, without the prior written consent of the Trustee, (i) consent to any amendment, waiver, modification, restatement or supplement of the Purchase and Sale Agreement under Section 6.2, 9.6 or 9.8 thereof, (ii) consent to any amendment, waiver, modification, restatement or supplement of the Servicing Agreement under Section 6.4 or 6.6 thereof, or exercise its rights under Section
4.1 thereof to replace the Servicer, or exercise any consent rights under
Section 6.6 of the Servicing Agreement, (iii) exercise any consent rights under
Section 6.1(l) or 9.8 of the Purchase and Sale Agreement or (iv) exercise any consent rights under Section 6.1, 6.5, 6.9 or 6.10 of the Second Lien Pledge and Security Agreement.

              SECTION 6. SECOND LIEN CLAIMHOLDERS PURCHASE OPTION.

     SECTION 6.1. Notice of Exercise. The First Lien Agent shall give the Trustee prior written notice (a "Trigger Notice") of its intention to either (i) require the Second Lien Claimholders to release their Lien on Collateral pursuant to the terms hereof during the continuance of a Release Event or (ii) take any Lien Enforcement Action or other action taken for the purpose of protecting or preserving Collateral under the First Lien Documents (including written notice to Quintiles of a Liquidated Damages Event, unless the Trustee has given a notice to Quintiles of a Liquidated Damages Event under Section 8.2 of the Purchase and Sale Agreement that has not been rescinded by the First Lien Agent pursuant to the terms of such Section 8.2, in which case no Trigger Notice shall be required), together with a description in reasonable detail as to the Lien Enforcement Action or such other action it intends to take. The First Lien Agent shall give such Trigger Notice (x) in the absence of an Exigent Circumstance, not less than ten Business Days prior to the taking of any such Lien Enforcement Action or other action taken for the purpose of protecting or preserving Collateral under the First Lien Documents or (b) if Exigent Circumstances exist, as soon as practicable and in any event contemporaneously with the taking of such Lien Enforcement Action or such other action. The Trustee, on behalf of the Second Lien Claimholders who elect to so participate pursuant to the Indenture (the "Participating Second Lien Claimholders"), shall then have the option, exercised by delivery of notice to the First Lien Agent on behalf of the First Lien Claimholders (the "Purchase Notice") within ten Business Days following receipt of such Trigger Notice, to purchase all of the First Lien Obligations from the First Lien Claimholders. Such notice from the Trustee to the First Lien Agent shall be irrevocable. In the event that during such ten Business Day period, the Trustee shall send to the First Lien Agent a Purchase Notice, the First Lien Agent shall not commence any Lien Enforcement Action or other foreclosure or other action to sell or otherwise realize upon the Collateral; provided, that continuing collection of amounts to be paid to or on behalf of the First Lien Claimholders under the terms of Section 3 shall not be prohibited hereunder; provided further that the purchase and sale with respect to the First Lien Obligations provided for herein shall have closed within five Business Days after receipt by the First Lien Agent of such Purchase Notice and the First Lien Agent shall have received payment in full of the First Lien Obligations as provided for herein within such five Business Day period.

     SECTION 6.2. Purchase and Sale. On the date specified by the Trustee in such Purchase Notice (which shall not be less than three Business Days nor more than five Business Days after the receipt by the First Lien Agent of the Purchase Notice from the Trustee), the First Lien Claimholders shall sell to the Trustee (for the account of the Participating Second Lien Claimholders), and the Trustee shall purchase (on behalf of the Participating Second Lien Claimholders) from the First Lien Claimholders, the First Lien Obligations; provided, that the First Lien Agent and the First Lien Claimholders shall retain all rights to be indemnified or held harmless by the Obligors in accordance with the terms of the First Lien Documents but shall not retain any rights to the security therefor.

     SECTION 6.3. Payment of Purchase Price. Upon the date of such purchase and sale, the Trustee shall (a) pay to the First Lien Agent on behalf of the First Lien Claimholders as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses) and (b) agree to reimburse the First Lien Claimholders for any loss, cost, damage or expense (including reasonable attorney's fees and legal expenses) in connection with any checks or other payments provisionally credited to the First Lien Obligations as to which any First Lien Claimholder has not yet received final payment. Such purchase price shall be remitted by wire transfer in federal funds to such bank account of the First Lien Agent in New York City as the First Lien Agent may designate in writing to the Trustee for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Trustee to the bank account designated by the First Lien Agent are received in such bank account prior to 2:00 p.m., New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Trustee to the bank account designated by the First Lien Agent are received in such bank account later than 2:00 p.m., New York City time.

     SECTION 6.4. Limitation on Representations and Warranties. Such purchase shall be expressly made without representation or warranty of any kind by the First Lien Agent or any First Lien Claimholder as to the First Lien Obligations or otherwise and without recourse to the First Lien Agent or any First Lien Claimholder, except that each First Lien Claimholder shall represent and warrant
(a) the amount of its portion of the First Lien Obligations being purchased, (b) that such First Lien Claimholder owns its portion of the First Lien Obligations free and clear of any Liens or encumbrances and (c) such First Lien Claimholder has the right to assign such First Lien Obligations and the assignment is duly authorized.

                SECTION 7. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

     SECTION 7.1. Finance Issues.

          (a) If any Obligor shall become subject to any Insolvency or Liquidation Proceeding and if as debtor(s)-in-possession move for approval of financing to be provided in good faith by any Secured Creditor (the "DIP Lender") under Section 364 of the Bankruptcy Code or the use of cash collateral with the consent of the DIP Lender under Section 363 of the Bankruptcy Code (each a "DIP Financing"), no other Secured Creditor shall object to any such financing or use of cash collateral on any grounds whatsoever, other than on the grounds of a failure to provide "adequate protection" for the Liens of such other Secured Creditor, so long as (i) the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, (ii) except as provided in the immediately succeeding sentence, all such other Secured Creditors retain a Lien on the Collateral (including proceeds thereof arising after the commencement of such proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, and (iii) such financing or use of cash collateral is subject to the terms of this Agreement. To the extent the Liens securing the First Lien Obligations are subordinated or pari passu with such DIP Financing, the Trustee and each Second Lien Claimholder will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto).

          (b) If any Obligor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit Royalty Sub or the Pledgor to sell, lease or otherwise dispose of Collateral free and clear of the Liens securing the First Lien Obligations or other claims under Section 363 of the Bankruptcy Code, then the Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such sale, lease or other disposition of Collateral; provided that the net cash proceeds of such sale, lease or other disposition are applied in accordance with the terms of Section 3.

     SECTION 7.2. Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Trustee, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral (except, if the First Lien Agent, on behalf of itself and the First Lien Claimholders, seeks relief from the automatic stay to exercise their rights against the Collateral under and in accordance with this Agreement, then the Trustee, on behalf of itself and the Second Lien Claimholders, may seek limited relief from the automatic stay to preserve its or their right, subject to Section 5, to receive proceeds of Collateral payable to them under and in accordance with this Agreement), without the prior written consent of the First Lien Agent.

     SECTION 7.3. Adequate Protection. The Trustee, on behalf of itself and the Second Lien Claimholders, agrees that neither it nor any Second Lien Claimholder shall contest (or support any other Person contesting) (i) any request by the First Lien Agent or the First Lien Claimholders for adequate protection or (ii) any objection by the First Lien Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Agent or the First Lien Claimholders claiming a lack of adequate protection, except as provided in
Section 7.1. Notwithstanding the foregoing provisions in this Section 7.3 but subject to the provisions of Section 7.1, in any Insolvency or Liquidation Proceeding, (x) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral securing the First Lien Obligations and any DIP Financing provided by the First Lien Claimholders, then the Trustee, on behalf of itself or any of the Second Lien Claimholders, shall also be granted a second priority Lien on such additional collateral as security for the Second Lien Obligations, and any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated or otherwise second in priority to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are subordinated or otherwise second in priority to such First Lien Obligations under this Agreement; and (y) in the event the Trustee, on behalf of itself and the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Trustee, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Agent (or its agent) shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated or otherwise second in priority to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are subordinated or otherwise second in priority to such First Lien Obligations under this Agreement.

     SECTION 7.4. Preference Issues. If the First Lien Agent or any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount (a "Recovery"), then the First Lien Obligations shall be reinstated to the extent of such Recovery and the First Lien Agent and the First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

     SECTION 7.5. No Waiver. The First Lien Agent and the First Lien Claimholders shall not be prohibited or in any way limited from objecting in any Insolvency or Liquidation Proceeding or otherwise (except to the extent it is expressly agreed herein that no such objection shall be made) to any action taken by the Trustee or any of the Second Lien Claimholders, including the seeking by the Trustee or any Second Lien Claimholder of adequate protection or the asserting by the Trustee or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents.

     SECTION 7.6. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt instruments or securities of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a court-authorized plan of reorganization or similar court-authorized dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then (x) the Second Lien Claimholders will be allowed to retain such securities notwithstanding any provision herein to the contrary and (y) to the extent the debt instruments or securities distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt instruments or securities pursuant to such plan and will apply with like effect to the Liens securing such debt instruments or securities, unless otherwise agreed by the First Lien Claimholders and the Second Lien Claimholders.

     SECTION 7.7. Voting for Plan of Reorganization. The First Lien Claimholders, on the one hand, and the Second Lien Claimholders, on the other hand, shall be entitled to vote as separate classes with respect to any plan of reorganization in connection with any Insolvency or Liquidation Proceeding; provided, however, that the Trustee, on behalf of itself and the Second Lien Claimholders, agrees that neither it nor any Second Lien Claimholder shall take any action or vote in any way which supports any plan of reorganization that is inconsistent with the terms of this Agreement.

     SECTION 7.8. Effectiveness in Insolvency or Liquidation Proceedings. This Agreement, which the parties hereto expressly acknowledge is a "subordination agreement" under Section 510(a) of the Bankruptcy Code, shall, for the avoidance of any doubt, be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to an Obligor shall include such Obligor, as applicable, as a debtor-in-possession and any receiver or trustee for such Obligor, as applicable, in any Insolvency or Liquidation Proceeding.

     SECTION 7.9. Post-Petition Interest.

          (a) Neither the Trustee nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the First Lien Agent on behalf of the First Lien Claimholders on the Collateral without regard to the existence of the Lien of the Trustee on behalf of the Second Lien Claimholders on the Collateral.

          (b) Neither the First Lien Agent nor any First Lien Claimholder shall oppose or seek to challenge any claim by the Trustee or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Trustee on behalf of the Second Lien Claimholders on the Collateral, after taking into account the Lien of the First Lien Agent on behalf of the First Lien Claimholders on the Collateral.

                       SECTION 8. RELIANCE; WAIVERS; ETC.

     SECTION 8.1. Reliance. Other than any reliance on the terms of this Agreement, the First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Trustee or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Documents or this Agreement. Other than any reliance on the terms of this Agreement, the Trustee, on behalf of itself and such Second Lien Claimholders, acknowledges that it and such Second Lien Claimholders have, independently and without reliance on the First Lien Agent or any First Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

     SECTION 8.2. No Warranties or Liability. The First Lien Agent, on behalf of itself and the First Lien Claimholders, acknowledges and agrees that each of the Trustee and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Claimholders will be entitled to manage and supervise their respective rights and obligations under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, but subject in all respects to this Agreement. The Trustee, on behalf of itself and the Second Lien Claimholders, acknowledges and agrees that each of the First Lien Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as may be specifically set forth in this Agreement, the First Lien Claimholders will be entitled to manage and supervise their respective rights and obligations under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate (including without regard to the rights and interests of the Second Lien Claimholders). The Trustee and the Second Lien Claimholders shall have no duty to the First Lien Agent or any of the First Lien Claimholders, and the First Lien Agent and the First Lien

Claimholders shall have no duty to the Trustee or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

     SECTION 8.3. No Waiver of Lien Priorities.

          (a) No right of the Collection Agent, the First Lien Claimholders, the First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any First Lien Claimholder or the First Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with. No right of the Collection Agent, the Trustee, the Second Lien Claimholders or any of them to enforce any provision of this Agreement or any Second Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Second Lien Claimholder or the Trustee, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Lien Documents or any of the First Lien Documents, regardless of any knowledge thereof which the Trustee or the Second Lien Claimholders, or any of them, may have or be otherwise charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of any Obligor under the First Lien Documents), the Collection Agent (as applicable), the First Lien Claimholders, the First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Documents and/or Applicable Law, without the consent of, or notice to, the Trustee or any Second Lien Claimholders, without incurring any liabilities to the Trustee or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Trustee or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

               (i) except as set forth in Section 5.3, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, or (subject to Section 2.1) increase or alter, the terms of any of the First Lien Obligations or any Lien on any Collateral or any liability of any Obligor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Documents;

               (ii) subject to the terms of this Agreement, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor to the First Lien Claimholders or the First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

               (iii) subject to Section 2.1, take or fail to take any Lien or any other collateral security for any First Lien Obligations or take or fail to take any action which may be necessary or appropriate to ensure that any such Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any First Lien Obligations or any other obligation secured thereby;

               (iv) settle or compromise any First Lien Obligation or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and, subject to the terms of Section 3, apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

               (v) subject to the terms of this Agreement, exercise or delay in or refrain from exercising any right or remedy against any Obligor or any other Person, elect any remedy and otherwise deal freely with any Obligor or any Collateral and any security or any liability of any Obligor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

          (c) The Trustee, on behalf of itself and the Second Lien Claimholders, agrees that the Collection Agent, the First Lien Claimholders and the First Lien Agent shall have no liability to the Trustee or any Second Lien Claimholders, and the Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any claim any such Person may have against any First Lien Claimholder or the First Lien Agent, in each case arising out of any and all actions which the First Lien Claimholders or the First Lien Agent (or any of their respective affiliates, directors, officers, employees, agents and other representatives) may take or permit or omit to take with respect to (i) the First Lien Documents, (ii) the collection, or the exercise of rights and remedies in respect, of the First Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, or transaction relating to, any Collateral; provided, that any such action is taken in a commercially reasonable manner and in accordance with Applicable Law and this Agreement. The Trustee, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Agent have no duty to them in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise, except as provided in this Agreement. Neither the Collection Agent, the First Lien Agent nor any First Lien Claimholder nor any of their respective directors, officers, employees, agents or other representatives will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of the breach of this Agreement by any such Person, and will be under no obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or upon the request of any Second Lien Claimholder or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          (d) The Trustee, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under Applicable Law with respect to the Collateral or any other similar rights a junior secured creditor may have under Applicable Law. The Trustee and the Second Lien Claimholders waive any claim or defense which any or all of them may now or hereafter have against the First Lien Agent or the First Lien Claimholders arising out of any and all actions which the First Lien Agent or the First Lien Claimholders take or omit to take (including actions with respect to the creation, perfection or continuation of liens or security interests in any Collateral, actions with respect to the occurrence of any default or event of default, actions with respect to the foreclosure upon, sale, release of, depreciation of or failure to realize upon, any Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from Royalty Sub, the Pledgor or any other party) with respect to the First Lien Documents but in any event not in contravention of this Agreement.

     SECTION 8.4. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the First Lien Claimholders and the Trustee and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents or the Liens granted thereunder;

          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Document or any Second Lien Document (except to the extent otherwise prohibited by this Agreement);

          (c) any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or

          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the First Lien Obligations, or of the Trustee or any Second Lien Claimholder in respect of this Agreement.

                            SECTION 9. MISCELLANEOUS.

     SECTION 9.1. Collection Agent. U.S. Bank National Association shall act as the initial Collection Agent hereunder. The First Lien Agent (and, following the Discharge of First Lien Obligations, the Trustee) may, upon written notice to the Collection Agent, appoint any other Person (including the First Lien Agent or the Trustee) to be the successor Collection Agent. Upon receipt of such notice that a successor Collection Agent has been appointed, the existing Collection Agent shall resign as Collection Agent and shall cooperate in good faith to cause the successor to become the new Collection Agent and shall take such actions as may be necessary or desirable to effect such change in the identity of the Collection Agent, including transferring the Accounts (or any other Collateral) into the name of the successor Collection Agent. The Collection Agent may resign upon 30 days written notice to the First Lien Agent and the Trustee (or such shorter period as may be required to appoint a successor Collection Agent as set forth above). Neither the Collection Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Creditor for any action taken or omitted to be taken by it under any First Lien Document or Second Lien Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any First Lien Document or Second Lien Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the First Lien Documents or Second Lien Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its obligations. Any such inquiry which may be made by the Collection Agent shall not obligate it to make any further inquiry or to take any action. The Collection Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Collection Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.2. Reliance by Collection Agent. The Collection Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by any Agent. As to any matters not expressly provided for by this Agreement, the Collection Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions given by the other Agents as required in such circumstance.

     SECTION 9.3. Conflicts. In furtherance of Section 5.3, in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.

     SECTION 9.4. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Trustee or any Second Lien Claimholder, subject to the provisions of this Agreement, to extend credit and other financial accommodations and lend monies to or for the benefit of any Obligor constituting First Lien Obligations in reliance hereof and subject to the terms hereof. The Trustee, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under Applicable Law to revoke this Agreement or any of the provisions of this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Subject to Section 7.4, this Agreement shall terminate and be of no further force and effect, (i) with respect to the Trustee, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (x) the date upon which the Secured Obligations under the Indenture terminate if there are no other Second Lien Obligations outstanding on such date and (y) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations are paid in full and (ii) with respect to the First Lien Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations.

     SECTION 9.5. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Trustee or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each such party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

     SECTION 9.6. Information Concerning Financial Condition of Obligors. The First Lien Claimholders, on the one hand, and the Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (i) the financial condition of Royalty Sub and all of the other Obligors and (ii) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Agent and the First Lien Claimholders shall have no duty to advise the Trustee or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Trustee or any Second Lien Claimholder, it or they shall be under no obligation (w) to make, and the First Lien Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or
(z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Trustee and the Second Lien Claimholders shall have no duty to advise the First Lien Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Trustee or any of the Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Agent or any First Lien Claimholder, it or they shall be under no obligation (A) to make, and the Trustee and the Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (B) to provide any additional information or to provide any such information on any subsequent occasion, (C) to undertake any investigation or (D) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

     SECTION 9.7. Subrogation. Subject to the Discharge of First Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Claimholders or Trustee pay over to the Collection Agent for the benefit of the First Lien Agent or First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Trustee shall be subrogated to the rights of the First Lien Agent and First Lien Claimholders; provided, that the Trustee, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. With respect to the value of any payments or distributions in cash, property or other assets received by the Trustee or the Second Lien Claimholders and paid over to the Collection Agent for the benefit of the First Lien Agent or the First Lien Claimholders pursuant to, and applied in accordance with, this Agreement, the Second Lien Obligations shall not be relieved or reduced by any such paid-over payment or distribution.

     SECTION 9.8. SUBMISSION TO JURISDICTION; WAIVERS.

          (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTY IN CONNECTION HEREWITH, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          (b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (a) of SECTION 9.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, AND TO THE EXTENT THAT

     SUCH PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

          (c) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTY IN CONNECTION HEREWITH (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (C) ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS SECTION AND THAT THIS SECTION IS A MATERIAL INDUCEMENT FOR IT ENTERING INTO THIS AGREEMENT.

     SECTION 9.9. Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement may be sent to the Trustee and the First Lien Agent, respectively. All notices to the Collection Agent shall be sent to it at the address set forth beneath its signature hereto, or such other address as the Collection Agent indicates in writing to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party's name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party from time to time in a written notice to all of the other parties.

     SECTION 9.10. Further Assurances. Each of the Collection Agent, the First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the

Collection Agent, the First Lien Agent or the Trustee may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

     SECTION 9.11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.12. Binding on Successors and Assigns. This Agreement shall be binding upon the Secured Creditors and their respective successors and assigns.

     SECTION 9.13. Specific Performance. Each of the First Lien Agent and the Trustee may demand specific performance of this Agreement. The First Lien Agent, on behalf of itself and the First Lien Claimholders, and the Trustee, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent or the Trustee, as the case may be.

     SECTION 9.14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     SECTION 9.15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

     SECTION 9.16. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

     SECTION 9.17. No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as among the Obligors and the First Lien Agent and the First Lien Claimholders, on the one hand, and the Obligors and the Trustee and the Second Lien Claimholders, on the other hand, the obligations of the Obligors to pay principal, interest, fees and other amounts as provided in the First Lien Documents and the Second Lien Documents, respectively.

     SECTION 9.18. Immunity; Judgment Currency. (a) To the extent any Obligor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), each Obligor irrevocably agrees with respect to any matter arising under this Agreement and each other First Lien Document and Second Lien Document for the benefit of the Secured Creditors not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

          (b) If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to any Secured Creditor from Dollars into another currency, each Obligor hereby agrees, and each Secured Creditor agrees, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Secured Creditor could purchase Dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day immediately preceding the day on which final judgment is given.

          (c) The obligation of any Obligor in respect of any sum payable by it to a Secured Creditor shall, notwithstanding any judgment or order in a currency other than Dollars (the "Judgment Currency"), be discharged only to the extent that, on the Business Day immediately following receipt by such Secured Creditor of such security of any sum adjudged to be so due in the Judgment Currency, such Secured Creditor may in accordance with normal banking procedures purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such Secured Creditor in the Judgment Currency (determined in the manner set forth in clause (b) above), each Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Creditor against such loss, and, if the amount of Dollars so purchased exceeds the sum originally due to such Secured Creditor, such Secured Creditor agrees to remit to such Obligor such excess, provided that such Secured Creditor shall have no obligation to remit any such excess as long as such Obligor shall have failed to pay to such Secured Creditor any obligations due and payable to such Secured Creditor under any Loan Document, in which case such excess may be applied to such obligations of such Obligor in accordance with the terms thereof. The foregoing indemnity shall constitute a separate and independent obligation of each Obligor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

     SECTION 9.19. Limited Recourse. Each of the parties hereto accepts that the enforceability against Royalty Sub of the obligations of Royalty Sub hereunder shall be limited to the assets of Royalty Sub, whether tangible or intangible, real or personal (including the Collateral) and the proceeds thereof. Once all such assets have been realized upon and such assets (and proceeds thereof) have been applied in accordance with Section 3, any outstanding obligations of Royalty Sub shall be extinguished. Each of the parties hereto further agrees that it shall take no action against any employee, director, principal, agent, officer or administrator of Royalty Sub, the First Lien Agent, the Trustee or the Collection Agent in relation to this Agreement; provided, that nothing herein shall limit Royalty Sub (or its permitted successors or assigns, including any party hereto that becomes such a successor or assign) from pursuing claims, if any, against any such Person; provided further that the foregoing shall not in any way limit, impair or otherwise affect any rights of the First Lien Claimholders or the Second Lien Claimholders to proceed against any Person (a) for intentional and willful fraud or intentional and willful misrepresentations on the part of or by such Person and (b) for the receipt of any distributions or payments to which Royalty Sub or any successor in interest is entitled, other than distributions expressly permitted pursuant to this Agreement. The provisions of this Section 9.19 shall survive termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        FIRST LIEN AGENT

                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        in its capacity as First Lien Agent


                                        By: /s/ Eugene F. Martin
                                            ------------------------------------
                                        Name: Eugene F. Martin
                                        Title: Vice President

                                        Address: One Pierrepont Plaza, 7th Floor
                                        300 Cadman Plaza West
                                        Brooklyn, NY 11201

                                        Facsimile: 718-754-7250
                                        Attention: Edward Henley


                                        TRUSTEE

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        in its capacity as Trustee


                                        By: /s/ Alison D. B. Nadeau
                                            ------------------------------------
                                        Name: Alison D. B. Nadeau
                                        Title: Vice President

                                        Address: U.S. Bank National Association
                                        One Federal Street, 3rd Floor
                                        Boston, MA 02110

                                        Facsimile: 617-6036683
                                        Attention: Corporate Trust Services
                                                   (Duloxetine Royalty Sub)


                                        COLLECTION AGENT

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        in its capacity as Collection Agent


                                        By: /s/ Alison D. B. Nadeau
                                            ------------------------------------

                                        Name: Alison D. B. Nadeau
                                        Title: Vice President

                                        Address: U.S. Bank National Association
                                        One Federal Street, 3rd Floor
                                        Boston, MA 02110

                                        Facsimile: 617-6036683
                                        Attention: Corporate Trust Services
                                                   (Duloxetine Royalty Sub)


                                        DULOXETINE ROYALTY SUB


                                        By: /s/ Santiago M. Estrada
                                            ------------------------------------
                                        Name: Santiago M. Estrada
                                        Title: Vice President and Secretary

                                        Address: c/o Walkers SPV Limited
                                        P.O. Box 908GT, Walker House
                                        Mary Street, George Town, Grand Cayman
                                        Cayman Islands

                                        Facsimile No.: 345-945-4757
                                        Attention: The Director


                                        DULOXETINE HOLDCO ROYALTY SUB


                                        By: /s/ John L. Bradley, Jr.
                                            ------------------------------------
                                        Name: John L. Bradley, Jr.
                                        Title: Vice President

                                        Address: c/o Walkers SPV Limited
                                        P.O. Box 908GT, Walker House
                                        Mary Street, George Town, Grand Cayman
                                        Cayman Islands

                                        Facsimile No.: 345-945-4757
                                        Attention: The Director

                                     ANNEX A
                                  DEFINED TERMS

     "Accounts" means the Collection Account, the Holding Account, any Repayment/Redemption Account, any Escrow Account, any Capital Account and any other account established pursuant to this Agreement.

     "Additional Amounts" has the meaning set forth in Section 5.3 of the Indenture.

     "Additional Interest" means, with respect to the Notes, interest accrued on the amount of any interest and Premium, if any, in respect of such Notes that is not paid when due at the Stated Rate of Interest of such Notes for each Interest Accrual Period until any such unpaid interest or Premium is paid in full, compounded quarterly on each Payment Date, to the fullest extent permitted by Applicable Law.

     "Administrative Agent" means Morgan Stanley Senior Funding, Inc., or any successor appointed pursuant to the terms of the Credit Agreement.

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or manager of such Person. For purposes of this definition, "control" of a Person means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

     "Agent Members" has the meaning set forth in Section 2.10(a) of the Indenture.

     "Agents" means each of the First Lien Agent, the Trustee and the Collection Agent.

     "Agreement" is defined in the preamble.

     "Applicable Law" means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

     "Applicable Margin" has the meaning set forth in Annex A of the Credit Agreement.

     "Applicable Treasury Rate" for any Redemption Date means the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Redemption Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the Original Class A Notes as of such Redemption Date and trading in the public securities markets either (a) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of the Original Class A Notes and (ii) the other maturing as close as possible to, but later than, the Average Life Date of the Original Class A Notes, in each case as published in the most recent H.15 (519) or (b) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of the Original Class A Notes is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

     "Available Collections Amount" means, as of any Payment Date, the sum of
(a) the amount on deposit in the Collection Account as of the Calculation Date immediately preceding such Payment Date, (b) the amount of any net investment income on amounts in the Accounts as of such Calculation Date, (c) the amount of any Hedge Receipts due on such Payment Date and (d) with respect to periods following the Discharge of First Lien Obligations, the amount in the Holding Account as of such Calculation Date to be transferred to the Collection Account on such Payment Date if (i) an Event of Default under the Indenture has occurred and is continuing, (ii) the Interest Coverage Ratio for such Payment Date is not equal to or greater than the specified ratio for such Payment Date as set forth in Section 3.11 (as determined pursuant to Section 3.5), (iii) on or after June 15, 2008, the Patent Extension Event has not occurred or (iv)(x) the Trustee has received written notice from Noteholders of at least 25% of the Outstanding Principal Balance of the Class A Notes that a Material Adverse Development has occurred and (y) the Trustee has not received further written notice from Noteholders of a majority of the Outstanding Principal Balance of the Class A Notes that such Material Adverse Development has ended or is no longer applicable.

     "Average Life Date" of the Original Class A Notes means the date that follows the applicable Redemption Date by a period equal to the Remaining Weighted Average Life of the Original Class A Notes.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute

     "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

     "Beneficial Holder" means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

     "Beneficial Interest" means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member's beneficial interest in such Global Note.

     "Bill of Sale" means, collectively, the Pledgor Bill of Sale and the Royalty Sub Bill of Sale.

     "Board Resolution" means a copy of a resolution certified by an officer of Royalty Sub as having been duly adopted by the board of directors of Royalty Sub and being in full force and effect on the date of such certification.

     "Business Day" means (a) any day that is not a Saturday, Sunday or legal holiday on which commercial banks are authorized or required to be closed in New York, New York and (b) for purposes of calculating amounts at the London interbank offered rate and related calculations relative to the making, continuing, prepaying or repaying of Indebtedness in respect thereof, any day that is a Business Day described in clause (a) that is also a day on which dealings in U.S. dollars are carried on in the London interbank market.

     "Calculation Agent" means U.S. Bank National Association and any successor appointed pursuant to Section 6.11 of the Indenture.

     "Calculation Date" means, for any Payment Date, the fifth Business Day immediately preceding such Payment Date.

     "Calculation Report" is defined in clause (c) of Section 3.5.

     "Capital Account" is defined in clause (a) of Section 3.1.

     "Capital Securities" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

     "Cash Purchase Price" means U.S.$239,890,387.91.

     "Class A Notes" means the Original Class A Notes and any Refinancing Notes issued to refinance the foregoing.

     "Class A Principal Payment Schedule" means the schedule of Scheduled Remaining Notes Balances as of a particular Payment Date set forth in Schedule 1 to the Indenture, as it may be adjusted pursuant to Section 2.17 of the Indenture.

     "Class B Notes" means the Class B Notes, if any, issued in such form as shall be authorized by a Board Resolution and any indenture supplemental to the Indenture in respect thereof pursuant to Section 2.16 of the Indenture and any Refinancing Notes issued to refinance the foregoing.

     "Closing Date" means the date of the borrowing of the Loans and the issuance of the Second Lien Notes.

     "Code" means the Internal Revenue Code of 1986 and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

     "Collateral" means all of the assets and property of any Obligor, whether real, personal or mixed, including all proceeds and products of any of the foregoing, constituting First Lien Collateral or Second Lien Collateral.

     "Collection Account" is defined in clause (a) of Section 3.1.

     "Collection Agent" means, initially, U.S. Bank National Association, and thereafter, each successor Collection Agent as described in Section 9.1.

     "Collections" means, without duplication, (a) Royalty Sub Payments, (b) any Hedge Receipts, (c) any investment income on amounts on deposit in the Accounts and (d) any other amounts received by Royalty Sub (other than the proceeds of any Loans or Notes and capital contributions from the Pledgor or Quintiles).

     "Confidentiality Agreement" means, with respect to any Lender or any of its Affiliates with respect to the Loans or with respect to Noteholders or Beneficial Holders at the Closing Date with respect to the Original Class A Notes (or, with respect to Class B Notes or any Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes), a confidentiality agreement with Royalty Sub provided to the Administrative Agent or the Registrar, as the case may be, on or prior to the Closing Date (or such date of issuance), and otherwise means a resale confidentiality agreement with Royalty Sub substantially in the form of Exhibit H to the Credit Agreement or Exhibit B to the Indenture, as the case may be.

     "Co-Promotion Agreement" means that certain Duloxetine-Depression U.S. Co-Promotion Agreement, effective as of July 18, 2002, between Quintiles and Lilly, as amended by the First Amendment thereto dated as of December 1, 2003 and the Second Amendment thereto dated as of August 18, 2005, and as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement and the Indenture, if applicable.

     "Corporate Trust Office" means the office of the Trustee in the city at which at any particular time the Trustee's duties under the Transaction Documents shall be principally administered and, on the Closing Date, shall be One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

     "Credit Agreement" means that certain credit agreement, dated as of the Closing Date, among Royalty Sub, the Pledgor, Quintiles (with respect to only certain sections set forth therein), the Lenders and the Administrative Agent, including the Annex, Schedule and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Default" means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default; provided, that a failure to pay interest on the Loans or the Class A Notes when such amount becomes due on any Payment Date other than the Final Maturity Date or any Redemption Date does not constitute a Default; provided, further, that a failure to pay any such interest not so paid on any such Payment Date in full with Additional Interest thereon by the next succeeding Payment Date shall be an immediate Event of Default.

     "DIP Financing" has the meaning set forth in clause (a) of Section 7.1.

     "DIP Lender" has the meaning set forth in clause (a) of Section 7.1.

     "Direction" has the meaning set forth in Section 1.4(c) of the Indenture.

     "Discharge of First Lien Obligations" means (i) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all funded Indebtedness outstanding under the First Lien Documents, (ii) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid and (iii) termination of all commitments of the First Lien Claimholders to extend credit under the First Lien Documents, other than, in the case of each of the preceding clauses (i) through
(iii), any such payment or termination in connection with a Refinancing.

     "Distribution Report" has the meaning set forth in Section 3.14.

     "Dollar" or the sign "$" means lawful money of the United States.

     "Eligible Account" means a trust account maintained on the books and records of an Eligible Institution in the name of the Collection Agent.

     "Eligible Institution" means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody's and A by S&P and Fitch or (b) a certificate of deposit rating of at least P-1 by Moody's, A-1 by S&P and F1 by Fitch.

     "Eligible Investments" means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

          (a) direct obligations of, and obligations fully Guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds);

          (b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least P-1 by Moody's, A-1 by S&P and F1 by Fitch or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody's and A by S&P and Fitch;

          (c) corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days or such lesser time as is required for the distribution of funds and having, at the time of the investment or contractual commitment to invest therein, a rating of at least P-1 or A2 by Moody's, A-1 or A by S&P and F1 or A by Fitch or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody's and A by S&P and Fitch;

          (d) investments in money market funds (including funds in respect of which the Administrative Agent, the Trustee or any of their respective Affiliates is investment manager or otherwise) having a rating of at least A2 by Moody's, Am by S&P and A by Fitch; or

          (e) notes or bankers' acceptances (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in clause (b) above;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Administrative Agent or, after the Discharge of First Lien Obligations, the Trustee from Royalty Sub or Servicer as having a contractual right to set off and apply any deposits held, and other indebtedness owing, by Royalty Sub to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

     "Equity Interests" means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests or share capital in a limited liability company or other Person, limited or general partnership interests in a partnership, beneficial interests in trusts or any other equivalent of such ownership interest or any options, warrants and other rights to acquire such shares or interests, including rights to allocations and distributions, dividends, redemption payments and liquidation payments.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any trade or business that is treated as a single employer with Royalty Sub, the Pledgor or Quintiles under Section 414 of the Code.

     "Escrow Account" is defined in clause (a) of Section 3.1.

     "Event of Default" means either (i) an Event of Default under, and as defined in, the First Lien Credit Agreement or (ii) an Event of Default under, and as defined in, the Indenture.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Exigent Circumstance" means (i) the exercise by any Person (other than a Secured Creditor) of enforcement rights or remedies with respect to any Collateral or (ii) any other event or circumstance that materially and imminently threatens the ability of the First Lien Claimholders to realize upon all or a material part of the Collateral, including fraudulent removal, concealment or abscondment thereof or destruction (other than to the extent covered by insurance) or material waste thereof.

     "Expenses" means any reasonable out-of-pocket fees, costs or expenses of Royalty Sub, including the fees, expenses and indemnities of the Service Providers, the fees and out-of-pocket expenses of counsel to the Administrative Agent, the Trustee and Royalty Sub incurred after the Closing Date in connection with the transactions contemplated by the Transaction Documents, the fees and expenses of any nationally recognized independent public accounting firm engaged as auditors of Royalty Sub and any payments under indemnity obligations of Royalty Sub to any Person other than Quintiles; provided, however, that, except as expressly provided in this Agreement, the Credit Agreement or the Indenture, Expenses shall not include any Transaction Expenses, any amounts payable on the Loans or the Notes, any Hedge Payment, the fees, costs or expenses relating to the Class B Notes or any other amounts ranking pari passu with or junior to interest payable on the Loans or the Notes in the priority of payments set forth in this Agreement.

     "Filing Collateral" is defined in clause (c) of Section 5.5.

     "Final Maturity Date" means, with respect to (a) the Original Class A Notes, October 15, 2013, (b) with respect to any Class B Notes or Refinancing Notes, the date specified in the indenture supplemental to the Indenture providing for their issuance; provided, that the Final Maturity Date with respect to any Class B Notes or Refinancing Notes shall be no earlier than October 15, 2013, and (c) the Loans, the same meaning as "Stated Maturity Date" as defined in the Credit Agreement.

     "First Lien Agent" is defined in the preamble, and includes any agent acting on its behalf.

     "First Lien Claimholders" means, at any relevant time, the holders of First Lien Obligations at such time.

     "First Lien Collateral" means all of the assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted by such Obligor as security for any First Lien Obligations.

     "First Lien Collateral Documents" means, collectively, the Loan Security Agreement, the First Lien Pledge and Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

     "First Lien Credit Agreement" has the meaning set forth in the recitals hereto.

     "First Lien Documents" means the First Lien Credit Agreement and the First Lien Collateral Documents, including any documents or instruments executed or delivered in connection with a Refinancing.

     "First Lien Obligations" means all Obligations outstanding under the First Lien Credit Agreement and the other First Lien Documents; provided, that in no event shall the aggregate outstanding principal amount of the Loans at any time exceed the Maximum First Lien Principal Amount. "First Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Document whether or not the claim for such interest is allowed as a claim in such

Insolvency or Liquidation Proceeding. To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid or turned over to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     "First Lien Pledge and Security Agreement" means that certain first lien pledge and security agreement dated as of the Closing Date made by the Pledgor to the Administrative Agent, including the Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Fitch" means Fitch, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "Fixed Rate Notes" means the Original Class A Notes and any Class B Notes or Refinancing Notes issued with a fixed rate of interest.

     "Floating Rate Notes" means any Class B Notes or Refinancing Notes issued with a floating or variable rate of interest.

     "GAAP" means generally accepted accounting principles in effect in the U.S. from time to time.

     "Global Notes" means any Permanent Global Notes and Regulation S Global Notes.

     "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" when used as a verb has a corresponding meaning.

     "Hedge Agreement" means the interest rate cap agreement between Royalty Sub and the Hedge Provider, having an effective date of the Closing Date.

     "Hedge Payment" means a net payment to the Hedge Provider by Royalty Sub on the Closing Date.

     "Hedge Provider" means Morgan Stanley Capital Services Inc., the counterparty of Royalty Sub under the Hedge Agreement.

     "Hedge Receipt" means a net payment to be made by the Hedge Provider into the Collection Account under the Hedge Agreement and includes any termination payment received from the Hedge Provider.

     "Holding Account" is defined in clause (a) of Section 3.1.

     "Incur" has the meaning set forth in Section 5.1(d) of the Indenture.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person as an account party in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 90 days after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (e) all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, (f) all Guarantees of such Person in respect of any of the foregoing, (g) all monetary obligations of such Person with respect to any interest rate hedge, cap, floor, swap, option or other interest rate hedge agreement entered into after the Closing Date, (h) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (i) all Indebtedness (as defined in clauses (a) through (g) of this definition) of other Persons Guaranteed by such Person.

     "Indenture" has the meaning set forth in the recitals hereto.

     "Insolvency or Liquidation Proceeding" means (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Obligor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, with respect to any Obligor or with respect to a material portion of its respective assets, (iii) any liquidation, dissolution, reorganization or winding up of any Obligor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Obligor.

     "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, the Trustee, the Collection Agent, Royalty Sub and the Pledgor, including the Annexes attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Interest Accrual Period" means the period beginning on (and including) the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, the date of issuance of such Class B Notes or Refinancing Notes) and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the Final Maturity Date (or, if earlier, with respect to any class of Notes repaid in full, the date such class of Notes is repaid in full).

     "Interest Amount" means, with respect to any class of Notes, on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to such class of Notes on such Payment Date (including any Additional Interest, if any, or Additional Amounts, if any), determined in accordance with the terms thereof (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law).

     "Interest Coverage Ratio" means, for the Notes on each Payment Date, the ratio, as calculated by the Servicer pursuant to Section 4.1(c)(i) of the Servicing Agreement, of (a) the Royalty Sub Payments received during the quarterly period ending on the Calculation Date related to such Payment Date to
(b) the sum of (i) interest at the Stated Rate of Interest on the Outstanding Principal Balance of the Notes during the Interest Accrual Period ending on such Payment Date and (ii) the amount of Expenses payable pursuant to Section 3.7 on such Payment Date.

     "Judgment Currency" has the meaning set forth in clause (c) of Section
9.18.

     "Lenders" means the various financial institutions and other Persons from time to time parties to the Credit Agreement and each other Secured Party, as applicable.

     "LIBO Rate Loan" is defined in the First Lien Credit Agreement.

     "LIBOR" means, with respect to each Interest Accrual Period, unless otherwise specified, the London interbank offered rate for deposits in U.S. dollars having a term of three months for a period commencing on the second Business Day immediately following the Reference Date for such Interest Accrual Period in amounts of not less than U.S.$1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) on such Reference Date therefor; provided, that, if three-month LIBOR cannot be determined from Telerate Page 3750, the Collection Agent or Calculation Agent, as the case may be, shall request the principal London offices of each of four major banks in the London interbank market selected by the Collection Agent or Calculation Agent, as the case may be, to provide a Rate Quotation, and, if at least two Rate Quotations are provided, three-month LIBOR will be the arithmetic mean of the Rate Quotations obtained by the Collection Agent or Calculation Agent, as the case may be; provided, further, that, in the event three-month LIBOR cannot be determined from Telerate Page 3750 as described in the Credit Agreement or the Indenture, as the case may be, and fewer than two Rate Quotations are available, three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Reference Date by three major banks in New York City selected by the Collection Agent or Calculation Agent, as the case may be, for loans representative of single transactions at such time in U.S. dollars to leading European banks, having a term of three months for a period commencing on the second Business Day immediately following such Reference Date; provided, further, that, if fewer than three such banks selected by the Collection Agent or Calculation Agent, as the case may be, are quoting such rates, three-month LIBOR for the applicable Interest Accrual Period will be deemed to be the same as three-month LIBOR in effect for the immediately preceding Interest Accrual Period.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation; provided, that the term "Lien", when used with respect to the Trustee or any Second Lien Claimholder, shall not include any judgment lien or similar lien obtained by any such Person through the exercise of remedies that would have been available to it if it had been an unsecured, unsubordinated creditor of the Obligors.

     "Lien Enforcement Action" shall mean, in each case, upon the occurrence and during the continuance of an Event of Default under the First Lien Credit Agreement, (i) any action by any Secured Creditor to foreclose on the Lien of such Person on all or a material portion of the Collateral, (ii) any action by any Secured Creditor to take possession of, sell or otherwise realize (judicially or non-judicially) upon all or a material portion of the Collateral (including by setoff or notification of account debtors), and/or (iii) the commencement by any Secured Creditor of any legal proceedings against or with respect to all or a material portion of the Collateral to facilitate the actions described in clauses (i) and (ii) above; provided, that "Lien Enforcement Action" shall not include actions taken by the Collection Agent in the course of collection of amounts to be deposited in any of the Accounts, regardless of whether such collection occurs prior to or following any Event of Default under the First Lien Credit Agreement.

     "Lilly" means Eli Lilly and Company, an Indiana corporation.

     "Lilly Payment" means any payment made by the Collection Agent in respect of any Lilly Shortfall.

     "Lilly Shortfall" means the amount, if any, payable by Quintiles to Lilly pursuant to the Co-Promotion Agreement that is due and payable but that has not been paid by Quintiles.

     "Liquidated Damages Amount" has the meaning set forth in Section 8.2(a) of the Purchase and Sale Agreement.

     "Liquidated Damages Event" means that Quintiles has breached (i) Section 6.2(c), Section 6.2(d) or Section 6.2(e) of the Purchase and Sale Agreement or
(ii) any other covenant in the Purchase and Sale Agreement, but only to the extent for purposes of this clause (ii) that the actions or inactions giving rise to such breach result in (x) a termination of the Co-Promotion Agreement pursuant to the terms of the Co-Promotion Agreement or (y) the failure of Lilly to make any Royalty Sub Payments required by the Co-Promotion Agreement pursuant to the terms of the Co-Promotion Agreement for a period of at least six months, unless Quintiles is in good faith taking appropriate action to contest Lilly's failure to make such payments under the Co-Promotion Agreement.

     "Loan Documents" is defined in the First Lien Credit Agreement.

     "Loan Security Agreement" is defined in the First Lien Credit Agreement.

     "Loans" has the meaning set forth in Section 2.1 of the First Lien Credit Agreement.

     "Mandatory Redemption" has the meaning set forth in Section 3.1(c) of the Indenture.

     "Mandatory Repayment Date" is defined in the First Lien Credit Agreement.

     "Material Adverse Development" means (i) any legal or regulatory development affecting the Product that results in the suspension, withdrawal or revocation of approvals to sell the Product in the Territory, (ii) any shutdown for any period in excess of three consecutive months of Lilly's primary and secondary manufacturing facilities for the production of the Product or any publicly-announced reduction in manufacturing output of the Product for a period in excess of three months, (iii) any material adverse re-labeling requirement or
(iv) any voluntary action by Lilly that results in a suspension or cessation of sales of the Product, the occurrence of any of such items (i) through (iv) which has, or would reasonably be expected to have, a material adverse effect on the net sales of the Product on which the Royalty Sub Payments are based.

     "Material Adverse Effect" means a material adverse effect on (i) the ability of Quintiles, the Pledgor or Servicer, as the case may be, to perform its obligations under any of the Transaction Documents or the Co-Promotion Agreement, in each case to which it is a party, (ii) the validity or enforceability of the Co-Promotion Agreement or the rights or remedies of Royalty Sub under the Co-Promotion Agreement or (iii) the Royalty Sub Rights or the ability of Royalty Sub to perform any of its obligations under the Notes, the Credit Agreement, the Loan Security Agreement and the Indenture.

     "Maximum First Lien Principal Amount" means $125,000,000, less the total amount of any payments or prepayments of outstanding principal on the Loans, other than any such payment or prepayment made in connection with a Refinancing.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "Note Purchase Agreement" means that certain note purchase agreement dated the Closing Date among Royalty Sub, the Pledgor, Quintiles and the Purchaser party thereto, including the Annex, Schedule and Exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Note Purchase Agreements" means, collectively, each Note Purchase Agreement and Other Agreements.

     "Noteholder" means any Person in whose name a Note is registered from time to time in the Register for such Note.

     "Notes" means the Original Class A Notes, any Class B Notes and any Refinancing Notes.

     "Obligations" is defined in the First Lien Credit Agreement.

     "Obligor" means each of Royalty Sub, the Pledgor and any other Person (other than Quintiles) granting a Lien on any Collateral pursuant to a First Lien Collateral Document or a Second Lien Collateral Document.

     "Operating Bank" means U.S. Bank National Association or any other Eligible Institution consented to by the Collection Agent at which the Accounts are held; provided, that if at any time the Operating Bank ceases to be an Eligible Institution, a successor shall be appointed by Servicer on behalf of the Collection Agent and all Accounts shall thereafter be transferred to and be maintained at such successor in the name of the Collection Agent and such successor shall thereafter be the "Operating Bank".

     "Optional Redemption" has the meaning set forth in Section 3.1(a) of the Indenture.

     "Original Class A Notes" means the Duloxetine PhaRMA(SM) Second Lien 13% Notes due 2013 of Royalty Sub in the initial Outstanding Principal Balance of U.S.$125,000,000, substantially in the form of Exhibit A to the Indenture.

     "Other Agreements" has the meaning set forth in Section 3.1 of the Note Purchase Agreement.

     "Outstanding" means (a) with respect to the Notes of any class at any time, all Notes of such class theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Repayment/Redemption Account for such Notes; provided, that, if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.1 of the Indenture, written notice of such Redemption shall have been given as provided in Section 3.2 of the Indenture, or provision satisfactory to the Trustee shall have been made for giving such written notice, and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of the Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of Royalty Sub), and
(b) when used with respect to the Loans or any other evidence of Indebtedness, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

     "Outstanding Principal Balance" means, with respect to any Note or other evidence of Indebtedness Outstanding, the total principal amount of such Note or other evidence of Indebtedness unpaid and Outstanding at any time, as determined in the case of the Notes in the information to be provided to Servicer, the Administrative Agent and the Trustee by the Collection Agent pursuant to Section 3.5.

     "Participating Second Lien Claimholders" is defined in Section 6.1.

     "Patent Extension Event" means that the Trustee has received written notice from Servicer that Lilly has received an extension from the United States Patent and Trademark Office of its compound patent relating to the Product (No. 5,023,269) until at least January 15, 2013.

     "Paying Agent" has the meaning set forth in Section 2.3(a) of the Indenture.

     "Payment Date" means each January 15, April 15, July 15 and October 15, commencing on January 15, 2006 and including the Final Maturity Date; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day; provided, further, that, if any such following Business Day would occur in the succeeding month, then the Payment Date shall be the first Business Day preceding such date.

     "Permanent Global Note" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Permanent Regulation S Global Note" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Person" means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

     "Pledged Collateral" means, as the context may require, (i) any Collateral in the possession or control of the Collection Agent, the First Lien Agent or the Trustee, to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC and/or (ii) any rights to receive payments under any insurance policy that constitutes Collateral and with respect to which the Collection Agent, the First Lien Agent or the Trustee is named as an additional insured or a loss payee.

     "Pledged Equity" has the meaning set forth in Section 2.1(a) of the Second Lien Pledge and Security Agreement.

     "Pledgor" is defined in the preamble.

     "Pledgor Bill of Sale" means the Bill of Sale, dated as of the Closing Date, executed by Quintiles and the Pledgor, substantially in the form of Exhibit A to the Purchase and Sale Agreement.

     "Premium" means, with respect to any Note on any Redemption Date, any Redemption Premium, if applicable, or, with respect to any Redemption Date, the portion of the Redemption Price of the Notes being redeemed in excess of the Outstanding Principal Balance of the Notes being redeemed.

     "Private Placement Legend" has the meaning set forth in Section 2.2 of the Indenture.

     "Private Placement Memorandum" means the private placement memorandum of Royalty Sub for the Loans and the Original Class A Notes dated October 14, 2005.

     "Product" means a pharmaceutical product for humans, owned or controlled by Lilly, containing duloxetine hydrochloride (also known as, according to Chemical Abstracts' registry #136434-34-9,
(S)-(+)-N-methyl-y-(1-naphthalenyloxy)-2-thiophenepropanamine hydrochloride) as the active pharmaceutical ingredient, United States patent numbers 5,023,269 and 5,508,276.

     "Purchase and Sale Agreement" means that certain purchase and sale agreement dated as of the Closing Date among Quintiles, the Pledgor and Royalty Sub, including the Annex and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Purchase Notice" is defined in Section 6.1.

     "Purchaser" has the meaning set forth in Section 1.1 of the Note Purchase Agreement.

     "Quintiles" means Quintiles Transnational Corp., a North Carolina corporation.

     "Rate Quotation" means a quotation of the rate at which three-month deposits in amounts of not less than U.S.$1,000,000 are offered by the Person quoting such rate to prime banks in the London interbank market, at approximately 11:00 a.m. London time on the applicable Reference Date, that is representative of single transactions at such time.

     "Recovery" has the meaning set forth in Section 7.4.

     "Redemption" means any Optional Redemption, any Mandatory Redemption, any Special Tax Redemption and any other redemption of Notes described in Section 3.1(b) of the Indenture.

     "Redemption Date" means the date, which shall in each case be a Payment Date, on which Notes are redeemed pursuant to a Redemption.

     "Redemption Premium" means, in the case of any Class B Notes or Refinancing Notes, the amount, if any, specified in the Board Resolution or indenture supplemental to the Indenture to be paid in the event of a Redemption of such Class B Notes or Refinancing Notes separately from the Redemption Price.

     "Redemption Price" means (a) in respect of a Mandatory Redemption or an Optional Redemption of the Original Class A Notes (i) on any Payment Date on or prior to April 15, 2008, the greater of (x) the Outstanding Principal Balance of the Original Class A Notes being redeemed and (y) the present value, discounted at the Applicable Treasury Rate plus 1.0%, of the scheduled principal payment amounts not then paid on the Original Class A Notes (assuming the Scheduled Remaining Notes Balances are achieved as provided in the Class A Principal Payment Schedule) and interest at the Stated Rate of Interest on the Outstanding Principal Balance of the Original Class A Notes through January 15, 2011 (assuming the Scheduled Remaining Notes Balances are achieved as provided in the Class A Principal Payment Schedule) plus, in each case, the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed and (ii) on any Payment Date after April 15, 2008, an amount equal to the product of (x) the applicable Class A Redemption Percentage as set forth below and (y) the Outstanding Principal Balance of the Original Class A Notes that are being redeemed on such Payment Date, plus the accrued and unpaid interest to the Redemption Date on the Original Class A Notes that are being redeemed:

PAYMENT DATES BETWEEN INDICATED PAYMENT DATES        CLASS A REDEMPTION PERCENTAGE
---------------------------------------------        -----------------------------
From July 15, 2008 to and including April 15, 2009              106.50%
From July 15, 2009 to and including April 15, 2010              103.25%
        From July 15, 2010 and thereafter                       100.00%

(b) in respect of any Class B Notes or Refinancing Notes, the redemption price, if any, plus the accrued and unpaid interest to the Redemption Date on the Class B Notes or Refinancing Notes, as the case may be, established by or pursuant to a Board Resolution or in any indenture supplemental to the Indenture providing for the issuance of such Notes or designated as such in the form of such Notes (any such Redemption Price in respect of any Class B Notes or Refinancing Notes may include a Redemption Premium, and such Board Resolution or indenture supplemental to the Indenture may specify a separate Redemption Premium), and
(c) in respect of a Special Tax Redemption of the Original Class A Notes, 100% of the Outstanding Principal Balance of the Original Class A Notes plus the accrued and unpaid interest to the Redemption Date on the Original Class A Notes.

     "Reference Date" means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days before the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, the date that is two Business Days before the date of issuance of such Class B Notes or Refinancing Notes).

     "Refinancing" means

          (i) in respect of any Indebtedness under the First Lien Credit Agreement, any refinancing, renewal, defeasance, restructuring, replacement or refunding of the loans under the First Lien Credit Agreement, to the extent (x) the aggregate principal amount of loans and commitments made in connection with such refinancing, renewal, defeasance, restructuring, replacement or refunding does not exceed the Maximum First Lien Principal Amount and (y) the Trustee has been provided written notice by Royalty Sub that the Obligations arising from such refinancing, renewal, defeasance, restructuring, replacement or refunding are intended to constitute First Lien Obligations hereunder (it being understood that the failure of any such notice to be given shall not impair or affect the Trustee's or any Second Lien Claimholder's obligations to the First Lien Agent and the First Lien Claimholders, the First Lien Agent's rights hereunder, the enforceability of this Agreement or any Liens created or granted under any First Lien Document); provided that any such refinancing, renewal, defeasance, restructuring, replacement or refunding (and the Indebtedness resulting therefrom) does not (a) contravene the provisions of this Agreement or Section 5.1(a) of the Indenture (and the holders of such refinancing Indebtedness, or an agent on their behalf, have agreed to be bound by the terms hereof), (b) increase the "Applicable Margin" or similar component of the interest or the yield on such Indebtedness by more than 2.0% per annum above the "Applicable Margin" or similar component applicable to the Loans as of the Closing Date (exclusive, for the avoidance of doubt, of any imposition of up to 2.0% of "default" interest) or (c) provide for any Indebtedness or other obligations under such refinancing Indebtedness becoming due and payable on a date other than the Final Maturity Date; and

          (ii) in respect of any Indebtedness under the Second Lien Documents, any refinancing, renewal, defeasance, restructuring, replacement or refunding of the Second Lien Notes (including any Refinancing Notes in respect thereof) consisting of Refinancing Notes, to the extent (x) the aggregate principal amount of the Refinancing Notes issued in connection with such refinancing, renewal, defeasance, restructuring, replacement or refunding does not exceed the Outstanding Principal Balance as of the Closing Date of the Second Lien Notes (or any Refinancing Notes in respect thereof) and, together with (for the avoidance of doubt) interest that has been accrued and unpaid under the Second Lien Notes (including any Refinancing Notes in respect thereof) so refinanced, renewed, defeased, restructured, replaced or refunded, any redemption premium provided for in the Indenture and reasonable transaction expenses relating thereto and (y) the First Lien Agent has been provided written notice by Royalty Sub that the obligations arising therefrom are intended to constitute Second Lien Obligations hereunder (it being understood that the failure of any such notice to be given shall not impair or affect the First Lien Agent's or any First Lien Claimholder's obligations to the Trustee and the Second Lien Claimholders, the Trustee's rights under the Indenture, the enforceability of the Indenture or any Liens created or granted under any Second Lien Document); provided that any such refinancing, renewal, defeasance, restructuring, replacement or refunding (and the Indebtedness resulting therefrom) does not (a) contravene the provisions of this Agreement or clause (a) of Section 7.2 of the First Lien Credit Agreement, (b) result in an increase in the Stated Rate of Interest or similar component of the interest or the yield on the Refinancing Notes than on the Second Lien Notes (including any Refinancing Notes in respect thereof), (c) provide for dates for payment of principal, interest, premium (if any) or fees which are earlier than such dates under the Indenture or the Second Lien Notes (including any Refinancing Notes in respect thereof) as in effect on the date hereof, (d) provide for covenants, events of default or remedies which are more restrictive in any material respect on any Obligor than those set forth in the Indenture or the Note Purchase Agreements, in each case as in effect on the date hereof, (e) provide for redemption, prepayment or defeasance provisions that are more burdensome in any material respect on any Obligor than those set forth in the Indenture as in effect on the date hereof, (f) provide for collateral securing Secured Obligations thereunder which is more extensive than the collateral provided for under the First Lien Documents or (g) increase the obligations of any Obligor or confer any additional rights on any Second Lien Claimholder which could reasonably be expected to be adverse to the First Lien Claimholders in any material respect.

          "Refinanced" and "Refinance" shall have correlative meanings of Refinancing.

     "Refinancing Notes" means any class of Notes issued by Royalty Sub under the Indenture at any time and from time to time after the Closing Date pursuant to Section 2.15 of the Indenture, the proceeds of which are used to repay all of the Outstanding Principal Balance of a class of Notes.

     "Register" has the meaning set forth in Section 2.3(a) of the Indenture.

     "Registrar" has the meaning set forth in Section 2.3(a) of the Indenture.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note Exchange Date" means the date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be 40 days after the Closing Date (or, with respect to any Class B Notes or Refinancing Notes, 40 days after the date of issuance of such Class B Notes or Refinancing Notes).

     "Regulation S Global Notes" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Release Event" shall mean (i) prior to the occurrence of an Insolvency or Liquidation Proceeding by or against any Obligor, the occurrence and continuance of an Event of Default under the First Lien Credit Agreement and the taking of any Lien Enforcement Action with respect to the Collateral by the First Lien Agent; provided, that any Release Event occurring prior to an Insolvency or Liquidation Proceeding by or against any Obligor shall cease to constitute a Release Event as of the occurrence of such Insolvency or Liquidation Proceeding if the First Lien Agent and the First Lien Claimholders continue making loans or providing other financial accommodations (whether pursuant to the First Lien Credit Agreement or otherwise) or consent to the use of cash collateral after the occurrence of such Insolvency or Liquidation Proceeding or (ii) after the occurrence of an Insolvency or Liquidation Proceeding by or against any Obligor, the occurrence of any of the following: (a) the entry of an order of the bankruptcy court pursuant to Section 363 of the Bankruptcy Code or otherwise authorizing the sale of all or a material portion of any Obligor's assets or (b) the taking of any Lien Enforcement Action with respect to the Collateral by the First Lien Agent or the entry of an order of the bankruptcy court pursuant to
Section 362 of the Bankruptcy Code vacating the automatic stay and authorizing the First Lien Agent to take any Lien Enforcement Action with respect to the Collateral.

     "Relevant Calculation Date" is defined in clause (a) of Section 3.5.

     "Relevant Information" means any information provided to the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent or the Paying Agent in writing by any Service Provider retained from time to time by Royalty Sub pursuant to the Transaction Documents.

     "Remaining Weighted Average Life" means, with respect to the Original Class A Notes on any Redemption Date, (a) the sum of the products of (i) each principal payment amount on the Original Class A Notes payable on each subsequent Payment Date (assuming the Scheduled Remaining Notes Balances are achieved as provided in the Class A Principal Payment Schedule) in accordance with the Class A Principal Payment Schedule multiplied by (ii) the number of days remaining from the applicable Redemption Date until such subsequent Payment Date divided by (b) the Outstanding Principal Balance of the Original Class A Notes on such Redemption Date.

     "Repayment/Redemption Account" is defined in clause (a) of Section 3.1.

     "Required Lenders" means Lenders holding more than 50% of the outstanding principal amount of all Loans on any date of determination (and without duplication).

     "Responsible Officer" means (a) with respect to the Administrative Agent, any officer of the Administrative Agent, (b) with respect to the Trustee, any officer within the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject, (c) with respect to Royalty Sub, an officer of Royalty Sub, (d) with respect to the Pledgor, an officer of the Pledgor and (e) with respect to Quintiles, (i) any officer of Quintiles and (ii) in respect of the matters described in Section 6.4(d) and Section 6.4(e) of the Purchase and Sale Agreement relating to the Co-Promotion Agreement, any officer of Quintiles with management responsibilities in respect of the relationship with Lilly under the Co-Promotion Agreement.

     "Royalty Sub" is defined in the preamble.

     "Royalty Sub Bill of Sale" means the Bill of Sale, dated as of the Closing Date, executed by the Pledgor and Royalty Sub, substantially in the form of Exhibit B to the Purchase and Sale Agreement.

     "Royalty Sub Payments" means all royalties and other compensation, payments and reimbursements paid, owed, accrued or otherwise required to be paid by Lilly to Quintiles pursuant to the Co-Promotion Agreement, including (i) all payments that may be required by (A) Sections 5.6, 5.7, 5.8, 5.13 and 5.14 of the Co-Promotion Agreement with respect to royalty and other payments, (B) Article 10 of the Co-Promotion Agreement with respect to payments upon certain events of termination of the Co-Promotion Agreement and (C) Section 11.3 of the Co-Promotion Agreement with respect to Lilly's continuing responsibility for paying Quintiles the payments required by Section 5.7 of the Co-Promotion Agreement in the event of Lilly's license, sale or assignment of its intellectual property relating to the Product as set forth in such Section 11.3 and (ii) additional payments or consideration paid to Quintiles in connection with any amendment, restatement, supplement, modification or waiver of the Co-Promotion Agreement.

     "Royalty Sub Rights" means the assets sold, transferred, conveyed, assigned, contributed and granted by Quintiles to the Pledgor, and by the Pledgor to Royalty Sub, pursuant to the Purchase and Sale Agreement and the respective Bill of Sale, which shall consist of (i) the rights of Quintiles under the Co-Promotion Agreement (A) to receive all Royalty Sub Payments and (B) to receive quarterly net sales reports under Section 5.10 of the Co-Promotion Agreement from Lilly showing net sales for such quarter and (ii) the proceeds of and the rights to enforce each of the foregoing.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by Royalty Sub.

     "Scheduled Remaining Notes Balance" means for any Payment Date the remaining Outstanding Principal Balance of the Original Class A Notes for such Payment Date as set forth on the Class A Principal Payment Schedule.

     "Second Lien Claimholders" means, at any relevant time, the holders of Second Lien Obligations at such time.

     "Second Lien Collateral" means all of the assets and property of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted by such Obligor as security for any Second Lien Obligations.

     "Second Lien Collateral Documents" means, collectively, the Indenture, the Second Lien Pledge and Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

     "Second Lien Documents" means the Notes, the Note Purchase Agreements and the Second Lien Collateral Documents, including any documents or instruments executed or delivered in connection with a Refinancing.

     "Second Lien Notes" is defined in the recitals.

     "Second Lien Obligations" means all Secured Obligations outstanding under the Indenture, the Notes and the other Second Lien Documents. "Second Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Second Lien Obligations (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid or turned over to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     "Second Lien Pledge and Security Agreement" means that certain second lien pledge and security agreement dated as of the Closing Date made by the Pledgor to the Trustee pursuant to the terms of the Indenture, including the Annex and Exhibits attached thereto, as amended, restated, supplemented or otherwise modified from time to time.

     "Secured Creditors" means the First Lien Agent, the First Lien Claimholders, the Trustee and the Second Lien Claimholders.

     "Secured Obligations" has the meaning set forth in the Granting Clause of the Indenture.

     "Secured Party" has the meaning set forth in the Credit Agreement.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Senior Class" means (a) so long as any Class A Notes are Outstanding, the Class A Notes, or (b) if no Class A Notes are Outstanding, the Class B Notes.

     "Service Providers" means Servicer, the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent, the Paying Agent, the Registrar, the Operating Bank and any Person that becomes Servicer, the Administrative Agent, the Trustee, the Collection Agent, the Calculation Agent, the Paying Agent, the Registrar or the Operating Bank in accordance with the terms of the applicable agreement and, subject to the written approval of the Administrative Agent or, after the Discharge of First Lien Obligations, the Noteholders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, any other Person designated as a Service Provider by Royalty Sub.

     "Servicer" means Quintiles, acting in its capacity as servicer pursuant to the Servicing Agreement (or any other Person appointed by Royalty Sub to succeed Quintiles as such or any successor thereto).

     "Servicer Information" means, with respect to any Calculation Date, the written information provided by Servicer under Section 4.1(c) of the Servicing Agreement with respect to such Calculation Date.

     "Servicing Agreement" means the servicing agreement dated as of the Closing Date between Royalty Sub and Quintiles, including the Annex attached thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement and the Indenture, if applicable.

     "Shortfall" has the meaning set forth in clause (a)(xiv) of Section 3.5.

     "Special Tax Redemption" has the meaning set forth in Section 3.1(d) of the Indenture.

     "Stated Rate of Interest" means, with respect to any class of the Notes for any Interest Accrual Period, the interest rate set forth in such class of Notes for such Interest Accrual Period.

     "Subsidiary" means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person.

     "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) now or hereafter imposed, levied, collected, withheld or otherwise assessed by the U.S. or by any state, local, foreign or other Governmental Authority (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, deduction, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges.

     "Telerate Page 3750" means Page 3750 on Moneyline Telerate or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

     "Temporary Regulation S Global Note" has the meaning set forth in Section 2.1(b) of the Indenture.

     "Territory" means the 50 states of the United States of America and the District of Columbia, but does not include the Commonwealth of Puerto Rico or any other territory, possession or protectorate of the United States of America.

     "Transaction" is defined in the First Lien Credit Agreement.

     "Transaction Documents" means the Credit Agreement, the Indenture, the Notes, the Purchase and Sale Agreement, the Bill of Sale, the Servicing Agreement, the First Lien Pledge and Security Agreement, the Second Lien Pledge and Security Agreement, the Loan Security Agreement, this Agreement, the Note Purchase Agreements, the account control agreement dated as of October 18, 2005 among Royalty Sub, Servicer, the Administrative Agent, the Trustee and U.S. Bank National Association, as custodian thereunder, and each other agreement pursuant to which the Administrative Agent or the Trustee (or its respective agents) is granted a Lien to secure the obligations under the Credit Agreement, the Indenture or the Notes, respectively.

     "Transaction Expenses" means the out-of-pocket expenses payable by Royalty Sub in connection with (a) the issuance of the Loans and the Original Class A Notes, including placement fees, any initial fees payable to Service Providers and the fees and expenses of Mayer, Brown, Rowe & Maw LLP and Pillsbury Winthrop Shaw Pittman LLP, counsel to the Administrative Agent and the Noteholders, respectively, in connection with the making of the Loans and the offering and issuance of the Original Class A Notes, as set forth in the Credit Agreement and the Note Purchase Agreements, respectively, and (b) the offering and issuance of any Class B Notes or Refinancing Notes, to the extent specified in the Board Resolution authorizing such offering and issuance.

     "Trigger Notice" has the meaning set forth in Section 6.1.

     "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended.

     "Trustee" has the meaning set forth in the preamble hereof, and includes any agent acting on its behalf.

     "Trustee Closing Account" means the account of Royalty Sub maintained with the Trustee at U.S. Bank, ABA No. 091000022, Account No. 173103321092, Ref. Duloxetine Royalty (Acct. # 173103321092), Attention: Corporate Trust (Zlatan Catic/Alice Menezes).

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the Liens granted to the Administrative Agent or the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

     "U.S." or "United States" means the United States of America, its 50 states, each territory thereof and the District of Columbia.

     "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                                     ANNEX B

                         COVERAGE OF DISTRIBUTION REPORT

(i) With respect to the current Payment Date, (A) the balances on deposit in the Collection Account and any other Account established under the Intercreditor Agreement on the Calculation Date immediately preceding the prior Payment Date (or, with respect to the first Payment Date, on the Closing Date) (the "Preceding Calculation Date"), (B) the aggregate amounts of deposits into and withdrawals from the Collection Account and any other Account established under the Intercreditor Agreement from but excluding the Preceding Calculation Date to and including the Calculation Date immediately preceding the Payment Date (the "Current Calculation Date") and
     (C) the balances on deposit in the Collection Account and any other Account established under the Intercreditor Agreement on the Current Calculation Date.

(ii) Analysis of Collection Account activity from the Preceding Calculation Date to the Current Calculation Date

     Balance on the Preceding Calculation Date

     Collections from but excluding the Preceding Calculation Date to and including the Current Calculation Date ("Current Collections")

     Aggregate Loan and other First Lien Document payments from but excluding the Preceding Calculation Date to and including the Current Calculation Date

     Aggregate Note payments from but excluding the Preceding Calculation Date to and including the Current Calculation Date

     Expense payments payable on the Current Calculation Date ("Current
     Expenses")

     Balance on the Current Calculation Date

(iii) Interest Coverage Ratio

     Current Collections

     Interest due on the Outstanding Principal Balance of the Notes for the current Payment Date plus Current Expenses

     Interest Coverage Ratio for the current Payment Date

     Required Interest Coverage Ratio for the current Payment Date

(iv) Amount, if any, to be transferred from the Holding Account to the Collection Account with respect to the current Payment Date

(v)  Payments on the current Payment Date

     Current Expenses

     Interest Amount of Loans

     Interest Amount of Notes

     Additional interest on Loans, if any

     Additional Interest, if any

     Principal payments of Loans and other obligations under First Lien
     Documents

     Principal payments of Notes, if any

     Amounts transferred to the Holding Account, if any

(vi) Aggregate principal amount of Loans

     Opening balance

     Principal payments made on the current Payment Date

     Closing balance

(vii) Outstanding Principal Balance of Notes

     Opening Outstanding Principal Balance

     Principal payments, if any, made on the current Payment Date

     Closing Outstanding Principal Balance

(viii) Amount distributed to Royalty Sub from the Collection Account, if any, with respect to the current Payment Date

(ix) Amount distributed to Royalty Sub from the Holding Account, if any, with respect to the current Payment Date

(x) A comparison of the actual Outstanding Principal Balance of the Notes to the Scheduled Remaining Notes Balance as of the current Payment Date

(xi) A withholding obligation may be included

(xii) Appropriate modifications will be made to contemplate any Refinancing Notes and/or Class B Notes


                                       B-2